UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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☐	Soliciting Material Pursuant to §240.14a-12
ZAYO GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

November 5, 2019 7:30 a.m. (Mountain Time)	ZAYO GROUP HOLDINGS, INC. 1821 30th Street, Unit A Boulder, CO 80301

Items of Business

1.	Election of the three directors named in the proxy statement;
2.	Ratification of KPMG LLP as our independent registered public accounting firm;
3.	Advisory vote approving executive compensation; and
4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Notice is hereby given that the 2019 Annual Meeting of Stockholders of Zayo Group Holdings, Inc. will be held virtually via live webcast on Tuesday, November 5, 2019, at 7:30 a.m. (Mountain Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2019, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16 digit control number included on your notice of Internet availability of the proxy materials.

Only stockholders of record at the close of business on September 9, 2019 are entitled to notice of, and to vote at, the virtual meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters in Boulder, Colorado and such list will be made available during our virtual meeting at www.virtualshareholdermeeting.com/zayo2019.

Your vote is important. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting.

By Order of the Board of Directors,

/s/ MATT STEINFORT	September 23, 2019

Matt Steinfort Chief Financial Officer
Internet	Telephone	Mail	Virtual Meeting

Visit the Website noted on your proxy card to vote via the Internet.	Use the toll free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Attend the virtual meeting.

i	2019 Proxy Statement

Proxy Statement

Summary

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Zayo Group Holdings, Inc. (“Zayo” or the “Company”) for the Annual Meeting of Stockholders of the Company to be held virtually on Tuesday, November 5, 2019, at 7:30 a.m. (Mountain Time), and any adjournment or postponement thereof (the “Annual Meeting”). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2019, where you will be able to listen to the meeting live, submit questions and vote online.

In this document, the words “Zayo,” the “Company,” “we,” “our,” “ours,” and “us” refer only to Zayo Group Holdings, Inc. and not any other person or entity.

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending our stockholders a one-page notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. Instead, the one-page notice that our stockholders receive will tell them how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells our stockholders how to submit their proxy card on the Internet and how to request to receive a printed copy of our proxy materials. We expect to provide notice and electronic delivery of this proxy statement to such stockholders on or about September 23, 2019.

1	2019 Proxy Statement

PROXY SUMMARY

Please Vote

Whether or not you plan to attend the virtual annual meeting, we encourage you to vote promptly. A person giving a proxy has the power to revoke it. If you attend the virtual annual meeting, you may revoke your proxy and vote via the virtual meeting website.

Proposal		Board Voting Recommendation	Page Reference
Proposal No. 1	the election of the three directors named in this proxy statement	FOR	Page 6
Proposal No. 2	the ratification of KPMG LLP as our independent registered public accounting firm	FOR	Page 11
Proposal No. 3	an advisory vote approving executive compensation	FOR	Page 13

Voting and Quorum, Abstentions and Broker Non-Votes

Only holders of record (the “Stockholders”) of our common stock (the “Common Stock”) as of the close of business on September 9, 2019 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. On September 9, 2019 there were 236,270,443 shares of Common Stock outstanding. You may vote all shares owned by you as of the Record Date, including (i) shares held directly by you in your name as the Stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

2	2019 Proxy Statement

PROXY SUMMARY

Stockholder of Record.    If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you are entitled to vote in any one of the following ways:

Internet	Telephone	Mail	Virtual Meeting

Stockholders can vote on the Internet by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
Stockholders can vote over the telephone using the toll-free telephone number obtained by accessing the website set forth in the instructions provided in the one-page notice regarding the Internet availability of proxy materials.

Stockholders can vote by mail after requesting a paper copy of the proxy materials, including a proxy card, by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.

Stockholders who choose to attend the virtual Annual Meeting can vote via the virtual meeting website by visiting www.virtualshareholdermeeting.com/zayo2019. You will need the 16-digit control number included on your notice of Internet availability of proxy materials in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

Beneficial Owner.    If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the voting power of the Common Stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because (i) the broker did not receive voting instructions from the beneficial owner, and (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the virtual Annual Meeting. All of the proposals presented at the Annual Meeting, other than the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020 (“Fiscal 2020”), are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

3	2019 Proxy Statement

PROXY SUMMARY

Required Votes

Directors will be elected by a plurality of the votes cast. This means that the nominees with the most votes will be elected. Votes may be cast for or withheld from a nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of the ratification of our selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2020. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes “against” this proposal. Because the ratification of our independent registered public accounting firm is considered a “routine” matter, brokers will be entitled to vote on the proposal at their discretion. Therefore, broker non-votes, if any, will have the same effect as a vote against the proposal.

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the advisory vote on executive compensation. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes “against” the say on pay proposal. Broker non-votes, however, will not be considered as entitled to vote on this proposal, and therefore, will have no effect on the outcome of this proposal.

Revocation and Voting of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof by (i) delivering to the Corporate Secretary of the Company a revocation of proxy, (ii) executing a new proxy bearing a later date, or (iii) attending and voting at the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

All valid, unrevoked proxies will be voted as directed. If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted:

•	FOR the election of the three nominees for director of the Company named in this proxy statement;
•	FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2020; and
•	FOR the non-binding advisory resolution to approve the compensation paid to our named executive officers for our fiscal year ended June 30, 2019 (“Fiscal 2019”).

With respect to such other matters as may properly come before the Annual Meeting, votes will be cast in the discretion of the appointed proxies.

Proxy Solicitation

We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, email or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock.

4	2019 Proxy Statement

PROXY SUMMARY

Attending the Virtual Annual Meeting

Stockholders as of the Record Date are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/zayo2019. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials. The Annual Meeting will begin promptly at 7:30 a.m. (Mountain Time). Online check in will begin at 7:25 a.m., (Mountain Time), and you should allow sufficient time for the online check in procedures.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

5	2019 Proxy Statement

Proposal 1. Election of Directors

At the 2018 annual meeting of stockholders, an amendment to our Certificate of Incorporation was approved to phase out and eventually eliminate the classified structure of the Board of Directors. As a result, and in accordance with the Certificate of Incorporation, as amended, the three directors whose terms are scheduled to expire at the Annual Meeting are nominated for re-election in this proxy statement to serve a one-year term expiring at the annual meeting of stockholders in 2020 and until successors shall have been duly elected and qualified, or until his or her earlier resignation or removal, subject to the consummation of the Merger (defined below). Proxies cannot be voted for more than three persons. Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted FOR the election of the persons listed for a term expiring at the annual meeting of stockholders in 2020.

Each of the nominees listed below has agreed to serve as a director of the company if elected. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees are unable to serve or for good cause will not serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy.

On May 8, 2019, Zayo, Front Range TopCo, Inc. (“Parent”), a Delaware corporation, and Front Range BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to be acquired by a consortium of private equity funds including affiliates of EQT Infrastructure IV, Digital Colony Partners, LP, DC Front Range Holdings I, LP and FMR LLC. The Merger Agreement provides that, among other things, and upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving and continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. In connection with the closing of the Merger, each director of the Company will be required to tender his or her resignation. The Merger is expected to close in the first half of 2020, following which the Company will operate as a privately-held company. As a result, if the Merger closes before the Company holds its 2020 annual meeting of stockholders, the directors may not serve for the full term to which he or she has been elected. For more information regarding the Merger Agreement and the Merger, please see the Company’s Definitive Proxy Statement filed with the SEC on June 26, 2019.

Nominees for Director with Term Expiring at the Annual Meeting of Stockholders in 2020:

Rick Connor

•      Independent Director
•      Audit Committee Chairperson

Mr. Connor was appointed Director as a result of his extensive technical accounting and auditing background, knowledge of SEC filing requirements and experience with telecommunications clients.

Experience

Mr. Connor is retired. Prior to his retirement in 2009, he was an audit partner with KPMG LLP where he served clients in the telecommunications, media and energy industries for 38 years. From 1996 to 2008, he served as the Managing Partner of KPMG’s Denver office. Mr. Connor is currently a member of the board of directors and Chairman of the audit committee of Centerra Gold, Inc., a Toronto based gold mining company listed on the Toronto Stock Exchange. Mr. Connor was a member of the board of directors and Chairman of the audit committee of Antero Resources Corporation, an independent oil and natural gas corporation and Antero Resources Midstream Management LLC, the general partner of Antero Midstream Partners LP, a master limited partnership formed by Antero Resources Corporation. Mr. Connor resigned from each of Antero Resources and Antero Midstream in January, 2019. Mr. Connor earned his B.S. degree in accounting from the University of Colorado.

Director Since: June 2010

Age:(1) 70
(1)	Age as of September 23, 2019.

6	2019 Proxy Statement

Proposal 1. Election of Directors

Cathy Morris

•      Independent Director
•      Audit Committee Member
•      Compensation Committee Chairperson

Ms. Morris was appointed Director as a result of her extensive strategic, leadership, operational and financial experience in the technology area.

Experience

Ms. Morris serves as Senior Vice President and Chief Strategy Officer for Arrow Electronics, Inc. (“Arrow”), a publicly-traded global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Ms. Morris leads strategic initiatives for Arrow, including global merger and acquisition activity. Ms. Morris has worked at Arrow for over 20 years in progressively senior roles including President of Arrow’s Enterprise Computing Solutions segment, Vice President of North American Support Services Operations, Vice President of Finance and Support Services for the enterprise computing solutions business, and Vice President of Corporate Development. Ms. Morris came to Arrow through its acquisition of Anthem Electronics, where she was Vice President of Finance and Corporate Controller. Prior to joining Arrow, Ms. Morris held various financial leadership roles in the banking and manufacturing industries. From 2014 to 2015 she served as a member of the board of directors and chair of the audit committee for GrafTech International Holdings Inc., a manufacturing company listed on the New York Stock Exchange. She received her bachelor’s degree in finance from Colorado State University and completed Harvard Business School’s General Management Program.

Director Since: November 2017

Age:(1) 61

Emily White

•      Independent Director
•      Strategy Committee Member
•      Nominating & Governance Committee Member

Ms. White was appointed Director as a result of her extensive experience in entrepreneurship and her operational and leadership experience in the technology area.

Experience

Emily White has been a member of our Board since February 2017. She is currently President of Anthos Capital, a private equity investment firm based in Santa Monica, CA. Prior to Anthos, Emily was the Chief Operating Officer of Snapchat, Inc., a camera and messaging application, from January 2014 to March 2015. Prior to joining Snapchat, Emily held several leadership roles at Facebook Inc., a social networking company, from 2010 to 2013 including Director of Local Business Operations, Director of Mobile Business Operations and Head of Business Operations at Instagram. From 2001 to 2010, Ms. White worked at Google where she ran North American Online Sales and Operations, Asia Pacific & Latin America business and the Emerging Business channel. She currently serves on the board of directors of lululemon athletica, a publicly traded company in the athletic apparel industry and Graco, Inc., a publicly traded fluid handling systems and components company. She is also a board member of Honey Science, a privately held consumer savings platform, and XPrize Foundation, a non-profit focused on creating breakthroughs that pull the future forward. She received a BA in Art History from Vanderbilt University.

Director Since: April 2017

Age:(1) 41
(1)	Age as of September 23, 2019.

7	2019 Proxy Statement

Proposal 1. Election of Directors

The following persons shall continue to serve as directors for the terms indicated

Other Directors with Terms Expiring at the Annual Meeting of Stockholders in 2020

Yancey Spruill

•      Independent Director
•      Lead Director
•      Strategy Committee Chairperson
•      Audit Committee Member

Mr. Spruill was appointed Director as a result of his public company management experience.

Experience

Yancey L. Spruill has served as a Director since November 2018. Mr. Spruill currently serves as the chief executive officer of DigitalOcean, a privately held cloud infrastructure provider. Until March 2019, Mr. Spruill served as chief operating officer and chief financial officer of SendGrid, (NYSE:SEND), Inc., which was purchased by Twilio (NYSE: TWLO) in February 2019. Mr. Spruill also currently serves as a member of the board of directors of Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX), and serves on the audit committee. Mr. Spruill also serves on the board of privately held, Ping Identity, where he serves as chair of the audit committee. From September 2014 until June 2015, Mr. Spruill served as the chief financial officer of TwentyEighty, Inc., a provider of training and performance improvement solutions. From August 2004 to September 2014, Mr. Spruill was the chief financial officer of DigitalGlobe, Inc., a publicly-traded provider of geospatial information products and services. Mr. Spruill’s previous experience includes roles in investment banking at Thomas Weisel Partners, Lehman Brothers, Inc. and at J.P. Morgan & Company. Prior to that, Mr. Spruill also served in several engineering roles with Corning Incorporated and The Clorox Company. Within the past five years, Mr. Spruill served as a director of Rally Software, a provider of enterprise-class software and services solutions to drive business agility, which was publicly-traded prior to its acquisition by CA, Inc. (formerly Computer Associates International, Inc.) in 2015.

Director Since: November 2018

Age:(1) 52

Steve Kaplan

•      Independent Director
•      Audit Committee Member
•      Compensation Committee Member

Mr. Kaplan was appointed Director as a result of his extensive experience in entrepreneurship, corporate finance and compensation.

Experience

Since 2011, Mr. Kaplan has served as Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance at University of Chicago Booth School of Business (“Booth”). From 1999 to 2011, Mr. Kaplan served as Neubauer Family Professor of Entrepreneurship and Finance at Booth. From 1997 to 1999, Mr. Kaplan served as Leon Carroll Marshall Professor of Finance at Booth. In 2013, Mr. Kaplan also began teaching at the University of Chicago Law School, recognized in 2014 as the Thomas Cole Distinguished Visiting Professor Chair. During his tenure at University of Chicago, he has served as the Faculty Director of Chicago Booth’s Polsky Center for Entrepreneurship and Innovation and as Research Associate at the National Bureau of Economic Research. In 1997, Mr. Kaplan helped to start Booth’s business plan competition, the New Venture Challenge, which has spawned over 180 companies. Mr. Kaplan currently serves on the board of directors and is chairman of the compensation committee of Morningstar, Inc., a provider of independent investment research in North America, Europe, Australia, and Asia listed on NASDAQ, since 1999. He also served on the board of trustees of the Columbia Acorn Funds until December 2016 and served on the board of directors of Accretive Health, Inc. (now R1 RCM Inc.) from 2004 to 2015. Mr. Kaplan earned his PhD in Business Economics from Harvard University and an AB in Applied Mathematics and Economics from Harvard College.

Director Since: April 2017

Age:(1) 59
(1)	Age as of September 23, 2019.

8	2019 Proxy Statement

Proposal 1. Election of Directors

Linda Rottenberg

•      Independent Director
•      Nominating & Governance Committee Member
•      Compensation Committee Member

Ms. Rottenberg was appointed Director as a result of her extensive experience in entrepreneurship, innovation, business development and leadership.

Experience

As co-founder and CEO of Endeavor Global, Inc., Ms. Rottenberg has led the global entrepreneurship movement since Endeavor’s founding in 1997. With 55 offices spanning the world, Endeavor’s team and network selects, mentors, and co-invests in the most promising entrepreneurs at the scale-up phase of their ventures. Ms. Rottenberg also oversees Endeavor Catalyst LP Funds with over $150M AUM, raised to co-invest in selected Endeavor companies. In addition to being a member of Zayo’s board, Ms. Rottenberg currently serves on two other corporate boards: Globant SA, a pioneering software developer traded on the New York Stock Exchange (NYSE: GLOB); and Olo, a private digital food-ordering platform. Ms. Rottenberg is also a member of the Yale President’s Council on International Activities. Her book, CRAZY IS A COMPLIMENT: The Power of Zigging When Everyone Else Zags, became an instant NYT bestseller. Other recognitions include: Global Leader for Tomorrow/Young Global Leader (World Economic Forum); 2017 Visionary Award (Silicon Valley Forum); Honorary Doctorate of Humane Letters (Babson College); 2018 Heinz Award in Technology, the Economy and Employment (Heinz Family Foundation). Ms. Rottenberg is a graduate of Harvard College and Yale Law School.

Director Since: May 2014

Age:(1) 51
(1)	Age as of September 23, 2019.

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2021

Dan Caruso

•      Chief Executive Officer
•      Chairman of the Board

Mr. Caruso brings to the Board extensive leadership experience and, as our cofounder, significant knowledge of the Company’s business, strategy and industry.

Experience

Mr. Caruso is one of Zayo’s cofounders and has served as Chief Executive Officer and Chairman of the Board since Zayo’s inception in 2007. Between 2004 and 2006, Mr. Caruso was President and CEO of ICG Communications, Inc. (“ICG”). In 2004, he led a buyout of ICG and took it private. In 2006, ICG was sold to Level 3 Communications, Inc. (“Level 3”). Prior to ICG, Mr. Caruso was one of the founding executives of Level 3, and served as their Group Vice President from 1997 through 2003 where he was responsible for Level 3’s engineering, construction, and operations organization and most of its lines of business and marketing functions at different times. Prior to Level 3, Mr. Caruso was a member of the MFS Communications Company, Inc. (“MFS Communications”) senior management team. He began his career at Illinois Bell Telephone Company, a former subsidiary of Ameritech Corporation. He holds an MBA from the University of Chicago and a B.S. in Mechanical Engineering from the University of Illinois.

Director Since: 2007

Age:(1) 56
(1)	Age as of September 23, 2019.

9	2019 Proxy Statement

Proposal 1. Election of Directors

Don Gips

•      Independent Director
•      Nominating & Governance Committee Chairperson
•      Strategy Committee Member

Mr. Gips was appointed Director as a result of his extensive experience in the telecommunications industry.

Experience

Don Gips has served as a Director of Zayo since July 2013. Mr. Gips served as the United States Ambassador to South Africa from July 2009 until January 2013 and is currently the President and CEO of the Skoll Foundation. Prior to Skoll he was a partner at the Albright Stonebridge Group, a global strategy firm headquartered in Washington, DC. Mr. Gips served as assistant to President Obama on the Presidential Transition Team and then served in the White House, where he ran the office of Presidential Personnel. Mr. Gips previously served in the White House during the Clinton administration, working as Chief Domestic Policy Advisor to Vice President Al Gore. From 1998-2008, Mr. Gips was Group Vice President of Global Corporate Development for Level 3 Communications. Mr. Gips also served as Chief of the International Bureau at the Federal Communications Commission where he was responsible for WTO negotiations and spectrum policy. Before entering government, he was a management consultant to Fortune 500 companies at McKinsey & Company. Mr. Gips received an MBA from the Yale School of Management where he was recently honored as a Donaldson Fellow and received his undergraduate degree from Harvard University.

Director Since: July 2013

Age:(1) 59

Scott Drake

•      Independent Director
•      Nominating & Governance Committee Member

Mr. Drake was appointed Director as a result of his extensive experience leading and serving as CEO and board member of publicly traded companies.

Experience

Scott Drake has served as President and CEO of ViewRay, Inc. (NASDAQ: VRAY), a medical device manufacturer, since July 2018. He previously served as President and Chief Executive Officer of medical device manufacturer, The Spectranetics Corporation (NASDAQ: SPNC) from 2011 to 2017. Prior to joining Spectranetics, Mr. Drake served as Senior Vice President, Operations, of DaVita, Inc. (NYSE: DVA), a leading U.S. provider of kidney care and dialysis. Previously, Mr. Drake spent 17 years in several leadership positions within numerous health care business units at Covidien. From 2006 to 2009, Mr. Drake was Global Business Unit President, Respiratory and Monitoring Solutions. He is Chairman of the Boards of AtriCure (NASDAQ: ATRC) and Just Right Surgical and serves on the board of directors of the Medical Device Manufacturers Association (MDMA). Mr. Drake graduated from the Miami University of Ohio with a Bachelor of Science in Business.

Director Since: November 2018

Age:(1) 52
(1)	Age as of September 23, 2019.

Recommendation of the Board

FOR	☑	The Board recommends a vote FOR the nominees for director named above.

10	2019 Proxy Statement

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2020. Services provided to the Company by KPMG LLP in Fiscal 2019 and the fiscal year ended June 30, 2018 (“Fiscal 2018”) are described below.

The Company is asking its stockholders to ratify the selection of KPMG LLP as its independent registered public accounting firm for Fiscal 2020. Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of KPMG LLP to its stockholders for ratification as a matter of good corporate practice.

A representative of KPMG LLP will be present at the virtual Annual Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from our stockholders.

Audit Fees

In connection with the audit of the Fiscal 2019 consolidated financial statements, the Company entered into an engagement agreement with KPMG LLP, which set forth the terms by which KPMG LLP agreed to perform audit services for the Company.

Set forth below is information relating to the aggregate fees paid to KPMG LLP for professional services rendered for Fiscal 2019 and Fiscal 2018, respectively.

	Fiscal 2019	Fiscal 2018
	(in millions)
(1) Audit fees	$3.7	$4.3
(2) Audit related fees	$0.2	$0.3
(3) Tax fees	$0.3	$0.1
(4) All other fees	—	—

For the purposes of the preceding table, the professional fees are classified as follows:

•	Audit fees — These are the aggregate fees billed for the fiscal years shown for professional services performed by KPMG LLP for the audit of the Company’s consolidated financial statements for that year, comfort letters, consents and reviews of interim/quarterly financial information.
•	Audit related fees — These are fees billed for assurance and related services and foreign statutory audits that are traditionally performed by our independent certified public accounting firm.
•	Tax fees — These are fees billed for all professional services by professional staff of our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals; tax advice related to mergers, acquisitions and dispositions; and requests for rulings or technical advice from taxing authorities.

It is the policy of the Audit Committee, as set forth in the Audit Committee’s Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and permissible non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee has established policies and procedures for the pre-approval of audit, audit related, tax and permissible other services to be provided to the Company by its independent registered public accounting firm. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum of $100,000 per engagement, per additional category of services or in

11	2019 Proxy Statement

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

excess of pre-approved budgeted levels for the specified service, provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting. The Company provides quarterly reporting to the Audit Committee regarding services performed by and fees paid to its independent registered public accounting firm. All fees listed in the table above were preapproved by the Audit Committee.

Recommendation of the Board

FOR	☑	The Board recommends that stockholders vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2020.

In the event that the Company’s stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

12	2019 Proxy Statement

Proposal 3. Advisory Vote Approving Executive Compensation

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

The Company asks that you indicate your support for our executive compensation policies and practices as described in “Compensation Discussion and Analysis,” and the accompanying tables and related disclosures in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, and the policies and practices described in this proxy statement. Your vote is advisory and so will not be binding on the Compensation Committee or the Board. However, the Board will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal will be required for approval.

We believe our compensation philosophy and program design are essential elements of our culture and have led to our success in delivering returns for our stockholders. Our unique program provides us with a competitive advantage in successfully attracting talent in an industry that includes publicly traded communication infrastructure companies as well as organizations backed by private investment capital. Accordingly, the following distinctive elements of our executive compensation program support our company strategy:

•	Our fundamental premise of delivering industry-leading returns for stockholders and appropriately sharing incremental value created with our executives and employees.
•	Our extensive reliance on equity-based pay to align executive pay with stockholder value creation.
•	Our strict use of financial and market return performance criteria as determinants of both cash bonuses and earned stock grants.

Further, we do not believe our executive compensation program encourages our management to take excessive risks.

The Board encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement, including the Compensation Discussion and Analysis beginning on page 24, which provides detailed information on the compensation of our named executive officers.

Recommendation of the Board

FOR	☑	The Board Recommends that stockholders vote FOR the below resolution.

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion.”

13	2019 Proxy Statement

Corporate Governance

Fiscal 2019 Highlights
✔
Adopted charter and bylaw amendments to (1) phase out and eventually eliminate the staggered nature of the board; and (2) change the voting requirement for stockholder amendments to the Company’s charter and bylaws from 66 2∕3% to a simple majority vote

✔	Adopted a charter amendment imposing certain stock ownership limitations and transfer restrictions for the purpose of the Company’s possible future conversion to a Real Estate Investment Trust (REIT)
✔	Added two new board members and appointed new Lead Director
✔	Re-assigned various committee memberships and committee chairs
✔	Received clean audit opinions

Governance Best Practices
✔	Regular evaluations through annual Board, Committee and individual director evaluations
✔	Commitment to Board refreshment and diversity
	•	Average Independent Board tenure of 3.5 years
	•	4 of 9 directors are women and/or diverse (44%)
	•	Ongoing attention to refreshment to address succession planning and changing business needs
✔	Robust director nominee selection process
	•	Seek diverse, connected and experienced Board
	•	Methodical analysis of skill set needs in light of evolving business and industry
	•	New directors recruited through both external search firms and current Board member referrals
✔	Strong Board and Committee independence
	•	8 of 9 directors independent
	•	Lead Director appointed by the independent directors
	•	Fully independent Audit, Compensation, Nominating & Governance and Strategy Committees
	•	Regular executive sessions of independent directors
✔	Comprehensive strategy and risk oversight by Board and committees
	•	Strategy Committee responsible for oversight of key strategic objectives
	•	Oversight of enterprise risk management by Nominating & Governance Committee, with specific risk areas delegated to each Committee
✔	Alignment of director and executive officer interests with stockholder interests
	•	Meaningful stock ownership guidelines for directors and executives
	•	Robust anti-hedging, anti-short sale and anti-pledging policies
	•	Annual “say on pay” advisory vote
✔	Active stockholder engagement and outreach
	•	Director participation in process

14	2019 Proxy Statement

Corporate Governance

Board Composition

Our Board of Directors consists of nine directors. In Fiscal 2017, we increased the size of our Board from seven to nine directors, adding two new independent directors, in order to accommodate the formation of a new Strategy Committee and to ensure smooth longer term Board succession planning.

Election of our directors is governed by our Certificate of Incorporation and Bylaws.

Phase-out of Classified Board Structure

Our Certificate of Incorporation was amended in Fiscal 2019 to provide for a phase-out of the classified Board structure, which phase-out begins with the Board members elected at this year’s Annual Meeting. The Board currently has three classes as follows:

•	Class I directors are Mr. Caruso, Mr. Gips and Mr. Drake, whose terms are scheduled to expire at the annual meeting of stockholders to be held in 2021.
•	Class II directors are Mr. Connor, Ms. Morris and Ms. White, whose terms are scheduled to expire at the Annual Meeting. The Class II Directors are nominated for re-election at the Annual Meeting for a one-year term expiring at the annual meeting of stockholders to be held in 2020.
•	Class III directors are Mr. Spruill, Mr. Kaplan and Ms. Rottenberg, whose terms are scheduled to expire at the annual meeting of stockholders to be held in 2020.

Beginning at the Annual Meeting, each director who is re-elected at the Annual Meeting and subsequent annual meetings of stockholders will serve a one-year term, expiring at the following year’s annual meeting of stockholders. If the Merger does not close as expected, the classified nature of the Board will be phased out over the next two years and the Board will no longer be classified as of the 2021 annual meeting of stockholders. Each director’s term continues until the election and qualification of his successor, or his or her earlier death, resignation or removal.

Director Independence

In August 2019, our Board undertook a review of the independence of our directors and considered whether any director had a material relationship with us that could compromise that person’s ability to exercise independent judgment in carrying out his or her responsibilities. Our Board affirmatively determined that each of Mr. Connor, Mr. Drake, Mr. Gips, Mr. Kaplan, Ms. Morris, Ms. Rottenberg, Mr. Spruill and Ms. White is independent under the rules of the NYSE.

There are no family relationships among any of our directors or executive officers.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategy Committee. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. The composition, duties and responsibilities of our committees are as set forth below. Each of these committees has a written charter approved by our Board. Copies of these committee charters as well as our corporate governance guidelines are available, without charge, upon request in writing to Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301, Attn: Corporate Secretary, or by clicking on “Governance” in the Investors section of our website, www.zayo.com.

15	2019 Proxy Statement

Corporate Governance

Audit Committee

Our Audit Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:

•      Mr. Connor, Chairperson
•      Mr. Kaplan
•      Ms. Morris
•      Mr. Spruill

RESPONSIBILITIES:
•	reviewing relevant financial reports, disclosures within those reports, accounting policies and practices, and the processes used to produce such reports;
•	appointing, reviewing, compensating, retaining and overseeing our independent registered public accounting firm;
•	approving in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm;
•	establishing and reviewing policies for our hiring of employees or former employees of the independent registered public accounting firm to ensure compliance with SEC regulations and NYSE requirements;
•	reviewing and discussing with the independent registered public accounting firm the matters required to be discussed by the applicable Auditing Standards adopted by the PCAOB and amended from time to time;
•	receiving reports from the independent registered public accounting firm and management regarding the adequacy and effectiveness of our internal controls over financial reporting and disclosure controls and procedures;
•	overseeing our internal audit function;
•	monitoring our accounting policies and practices; financial and accounting controls; and compliance with legal, regulatory and policy requirements;
•	preparing the audit committee report required to be included in our annual proxy statement;
•	reviewing and approving any related party transactions in accordance with our related party transactions policy, as in effect from time to time; and
•	discussing with management our major financial risk exposures and the steps taken to monitor and control such exposures.

Each of Mr. Connor, Mr. Kaplan, Ms. Morris and Mr. Spruill is a nonemployee director who meets the applicable requirements for financial literacy. Our Board has determined that Mr. Connor qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation SK. In addition, our Board has determined that each of Mr. Connor, Mr. Kaplan, Ms. Morris and Mr. Spruill meets the definition of an independent director for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules.

16	2019 Proxy Statement

Corporate Governance

Compensation Committee

Our Compensation Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:

•      Ms. Morris, Chairperson
•      Mr. Kaplan
•      Ms. Rottenberg

RESPONSIBILITIES:
•	reviewing and evaluating our long term strategy of employee compensation, endeavoring to design our compensation policies to attract and retain key employees, motivate employees to achieve our business objectives and align the interest of management with the long term interests of our stockholders;
•	assessing risks related to our compensation policies and programs;
•	considering and assessing the results of our most recent vote by stockholders on executive compensation and overseeing our engagement efforts with stockholders on the subject of executive compensation;
•	reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such compensation goals and objectives and determining the compensation of our Chief Executive Officer;
•	reviewing and approving the compensation of our other executive officers;
•	reviewing and approving any severance, non-competition and non-solicitation arrangements to be made with any of our executive officers;
•	reviewing, and either approving or endorsing for the Board’s approval, the design of and changes to our compensation and benefit plans;
•	preparing the Compensation Committee report required to be included in our annual proxy statement;
•	reviewing and making recommendations to the Board with respect to the compensation of our nonemployee directors;
•	at least annually, assessing whether the work of any compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in our annual report or proxy statement; and
•	reviewing and making an annual report to the Board on executive officer succession planning.

Our Board has determined that each of Ms. Morris, Mr. Kaplan and Ms. Rottenberg is a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an outside director as defined in Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and meets the definition of an independent director for purposes of serving on a compensation committee under the NYSE rules.

17	2019 Proxy Statement

Corporate Governance

Nominating and Governance Committee

Our Nominating and Governance Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:

•      Mr.Gips, Chairperson
•      Mr. Drake
•      Ms. Rottenberg
•      Ms. White

RESPONSIBILITIES:
•	evaluating the appropriate size, structure, composition and functioning of the Board and evaluating proposed changes to the criteria for Board membership;
•	evaluating the independence of existing and prospective directors;
•	identifying and evaluating individuals qualified to become Board members or to be re-nominated as Board members;
•	recommending qualified candidates for election to the Board or re-election at each annual stockholders’ meeting;
•	recommending candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;
•	recommending committee members and chairpersons to the Board for appointment;
•	evaluating and assessing the performance of the Board, the members of the Board and the Board’s committees;
•	periodically reviewing the Board’s leadership structure and recommending changes to the Board as appropriate, including recommendations to the independent directors regarding the appointment of a lead independent director;
•	periodically reviewing and assessing the channels through which the Board receives information;
•	developing appropriate Board orientation and training programs for new Board members as well as continuing education requirements for existing Board members;
•	developing and annually assessing corporate governance guidelines and a code of ethics for employees and Board members;
•	in consultation with the CEO, annually reviewing and recommending to the Board for approval changes to a capital management policy;
•	overseeing management’s enterprise risk management program;
•	reviewing and recommending to the Board for approval changes to, or additions of, officers of the Company; and
•	considering questions of conflicts of interest of Board members and executive officers.

Our Board has determined that each of Mr. Gips, Mr. Drake, Ms. Rottenberg and Ms. White is a non-employee director and meets the definition of an independent director under the NYSE rules.

18	2019 Proxy Statement

Corporate Governance

Strategy Committee

Our Strategy Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:

•      Mr. Spruill, Chairman
•      Mr. Gips
•      Ms. White

RESPONSIBILITIES:
•	reviewing with management our strategy and strategic plans;
•	reviewing with management key issues and external developments impacting our strategy;
•	facilitating an annual Board review of our strategy and strategic options; and
•	reviewing and providing guidance to management and the Board on our strategies for transactions, assisting management and the Board with the identification of transaction opportunities, assisting management and the Board with review of proposals made by management for transactions, and considering and making recommendations to the Board for proposed transactions.

Our Board has determined that each of Mr. Spruill, Mr. Gips and Ms. White is a non-employee director and meets the definition of an independent director under the NYSE rules.

19	2019 Proxy Statement

Corporate Governance

Code of Ethics

We have adopted a written code of ethics applicable to our directors, officers and employees, including our principal executive officer and senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. In the event that we make any changes to, or provide any waivers from, the provisions of our code of conduct applicable to our principal executive officer and senior financial officers, we intend to disclose such events on our website or in a report on Form 8-K within four business days of such event. A copy of our code of ethics is available by clicking on “Governance” in the Investors section of our website, www.zayo.com.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our corporate governance guidelines provide that the roles may be separated or combined, and our Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Board believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Mr. Caruso currently serves as both Chief Executive Officer and Chairman of the Board, which enables him to act as the key link between our Board and the other members of management. Our Board believes that his service in both roles is currently in the best interest of our Company and our stockholders, as it provides strong unified leadership for our Company.

Our corporate governance guidelines provide that if the Chairman of the Board is a member of management, or if no Chairman of the Board has been elected, the Board may designate any independent director as the Lead Director. The Lead Director is, among other things, responsible for coordinating and presiding over any required executive sessions and will be consulted in the determination of the frequency, place, time and length of regular meetings of the Board. The Board has appointed Mr. Spruill as Lead Director. The nonemployee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion.

Our corporate governance guidelines further provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that our Company, like many United States companies, is well served by this flexible leadership structure.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

While the Board has primary responsibility for oversight of our risk management, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. The Board has determined the Nominating and Governance committee should oversee and evaluate management’s enterprise risk management activities for the Board, designating oversight for specific areas of enterprise risk management to other committees of the Board. The Nominating and Governance Committee has allocated various categories of risk among itself and the other standing committees of the Board; specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements; the Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs and employee culture; the Nominating and Governance Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to corporate governance matters; and the Strategy Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to strategic transactions and initiatives.

20	2019 Proxy Statement

Corporate Governance

The Board, led by the Nominating and Governance Committee, conducts an annual self-evaluation of the Board and its members to determine whether it and its committees are functioning effectively. This process includes an annual self-evaluation by each Board committee, and an evaluation of each of the individual directors.

Selection of Board Nominees

The Nominating and Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders, and uses the same criteria to evaluate all candidates. The Committee has established a procedure for submission of suggestions by stockholders and will consider candidates recommended in writing, including the candidate’s full name, biographical information, qualifications for Board membership and personal references. All submissions should include verification of the stockholder status of the person submitting the recommendation and be sent to the Corporate Secretary at Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301.

Candidates for nomination to our Board are selected by the Board based on the recommendation of the Nominating and Governance Committee in accordance with the Committee’s charter, our Certificate of Incorporation and Bylaws, our corporate governance guidelines and the director qualifications considerations set forth below. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Governance Committee may engage consultants or third party search firms to assist in identifying and evaluating potential nominees.

Director Qualifications

The Nominating and Governance Committee of the Board is responsible for evaluating and then reviewing with the Board from time to time the appropriate qualifications, expertise and characteristics required of Board members. This assessment includes an evaluation of experience and skills, including the individual’s understanding of our industry, corporate finance, accounting, internal controls, technology, sales and marketing and strategic business planning. Other considerations include:

•	the individual’s strengths and contributions relative to overall corporate governance, service on Board committees, Company strategy, key customer and industry relationships, shaping of Company culture, evaluation of the execution and performance of the Company, and mentoring of Company executives;
•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;
•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;
•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively;
•	the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of on which he or she serves; and
•	diversity in respect of gender, ethnicity, geography, industry, function, personality type and age that the individual contributes to the Board in light of the current composition of the Board.

The brief biographical description of each director set forth in Proposal 1 above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

21	2019 Proxy Statement

Corporate Governance

Stockholder or Other Interested Party Communications

Stockholders or other parties interested in communicating directly with the Board, or specified individual directors or the non-management or independent directors as a group, may do so by writing the Corporate Secretary at Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301. The Secretary will review all such correspondence and will regularly forward to the Board or the specified individual director or group of directors copies of all such correspondence that, in the opinion of the Secretary, relates to the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Attendance

During Fiscal 2019, the full Board held 23 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 7 meetings, the Nominating and Governance Committee held 6 meetings, and the Strategy Committee held 4 meetings. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which such director served (during the period that such director served on our Board and any committee).

We expect all members of the Board to attend our annual meetings of stockholders absent unusual circumstances.

22	2019 Proxy Statement

Executive Officers

The following sets forth the name, age, position and biographical information for each of our executive officers. For information regarding Mr. Caruso, our Chairman and Chief Executive Officer, please refer to Proposal 1 above titled “Election of Directors.”

Matt Steinfort

Mr. Steinfort has served as our Chief Financial Officer since September 15, 2017. Mr. Steinfort joined Zayo as Executive Vice President, Corporate Strategy, Development and Administration in November, 2016. He joined Zayo from Envysion, Inc., a privately held video intelligence SaaS company, where he was co-founder and Chief Executive Officer from February 2006 through November 2016 and where he remains on the board of directors. Prior to Envysion, he was Senior Vice President of Corporate Strategy at ICG Communications, and held a variety of vice president roles at Level 3 Communications, including Consumer Voice, Corporate Strategy and Development, and Softswitch Strategy and Finance. Earlier in his career, Mr. Steinfort held positions at management consultancy Bain & Company and IT consultancy Cambridge Technology Partners. Mr. Steinfort received a bachelor’s of science in civil engineering and operations research from Princeton University and an MBA from the MIT Sloan School of Management.

Officer Since: September 2017
Chief Financial Officer
Age:(1) 49

Jack Waters

Mr. Waters is president of Zayo Networks and chief operating officer (COO) at Zayo. In this role, he oversees the company’s global Network business, including the Fiber Solutions, Transport, Enterprise and strategic networks businesses in addition to network operations and security. Prior to this role, he served as Zayo’s president of Fiber Solutions and chief technology officer (CTO). Prior to joining Zayo, Mr. Waters was CTO at Level 3 Communications, where he was focused on global network technology, architecture, engineering, process and security. He joined Level 3 in 1997 and held numerous leadership roles spanning global operations and engineering. Mr. Waters’ career also includes management positions at MCI Communications and the Southeastern University Research and Academic Network. Mr. Waters serves on the board of directors for the Colorado Technology Association and the Computing Advisory Board at the University of Colorado. He holds a B.S. in Electrical Engineering from West Virginia University and a Master’s of Science in Electrical Engineering from Johns Hopkins University. Mr. Waters speaks frequently at industry events.

Officer Since: August 2016
President of Zayo Networks & Chief Operating Officer
Age:(1) 54

Sandi Mays

Ms. Mays is a co-founder, and is Chief Customer Experience and Information Officer at the Company. Ms. Mays’ passion is providing an effortless customer experience for both internal and external customers. Prior to joining Zayo, Ms. Mays served in various management positions at ICG Communications, Level 3 Communications, MFS Telecom, WorldCom, Focus Enterprises and Northern Trust. Ms. Mays is a champion for diversity in the tech community and serves on the Board of the Latino Leadership Institute, the Salesforce CIO Advisory Board and the Denver Metro Chamber Economic Development Executive Committee. She is also a patron/supporter of the Denver Art Museum, the Colorado Ballet, Denver Performing Arts Center and Greenhouse scholars and an active member of many minority and diverse charities. In 2016, Ms. Mays was named Women in Comms Leading Lights: Most Inspiring Woman in Comms. Ms. Mays earned a B.S. (magna cum laude) in Finance from DePaul University. In 2018, Ms. Mays won the Latina’s First Trailblazer Award and was named by the Colorado Women’s Chamber of Commerce as one of the 25 Most Powerful Women in Colorado.

Officer Since: August 2018
Chief Customer Experience and Information Officer
Age:(1) 51
(1)	Age as of September 23, 2019.

23	2019 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers for Fiscal 2019. When we refer to “named executive”, “named executive officer” or “NEO” in this section, we mean the four executives listed below.

Fiscal 2019 named executive officers:

Name	Position
Dan Caruso	Chief Executive Officer
Matt Steinfort	Chief Financial Officer
Jack Waters	President of Zayo Networks & Chief Operating Officer
Sandi Mays	Chief Customer Experience and Information Officer

Executive Summary

Compensation Strategy

Our compensation philosophy and program design are essential elements of our culture and have led to our success in delivering returns for our stockholders. Our program provides us with a competitive advantage in successfully attracting talent in an industry that includes publicly traded communication infrastructure companies as well as organizations backed by private investment capital. We believe our program embodies and supports the entrepreneurial culture that has been critical to our success and is fundamental to our ability to create stockholder value.

The following distinctive elements of our executive compensation program support our company strategy:

•	Our fundamental premise of delivering industry leading returns for stockholders and appropriately sharing incremental value created with our executives and employees

•	Our extensive reliance on equity-based pay to align executive pay with stockholder value creation

•	Our strict use of equity value creation and market return performance criteria as determinants of both cash bonuses and earned stock grants

Organizational Performance

Zayo is one of the largest global, independent providers of communications infrastructure. Our products and solutions enable our customers’ mission-critical, high-bandwidth applications, such as cloud-based computing and data storage, video and content distribution, mobile infrastructure, social media networking, machine-to-machine connectivity and other bandwidth-intensive applications.

Our key products and offerings include leased dark fiber, fiber to cellular towers and small cell sites, dedicated wavelength, private connectivity into public and hybrid cloud environments, colocation, Ethernet and IP wide area networks (“WANs”), internet access, cloud-based computing and storage products and other high-bandwidth offerings.

Zayo was launched in 2007 with an investment thesis centered on accumulating fiber and executing a communication infrastructure strategy. The consensus today is that fiber is a very valuable and scarce asset and that Zayo’s infrastructure-focused strategy is compelling. The consolidation of fiber providers has left Zayo in a unique position. All other super-regional fiber operators are part of large telcos, cable TV providers or tower companies. The combination of U.S., Canadian and European assets, deep metro networks and extensive owned

24	2019 Proxy Statement

Compensation Discussion and Analysis

intercity fiber makes Zayo’s infrastructure platform distinct. Without question, Zayo’s existing and expanding fiber network is the source of its durable competitive advantage.

Zayo provides mission-critical bandwidth to the world’s most impactful companies, fueling the innovations that are transforming our society. Zayo has a leading base of blue chip customers who appreciate the company’s flexibility, willingness to invest in incremental infrastructure and attentiveness to them. This is known through the feedback customers provide both directly and through strong NPS and Effortless scores.

Powerful secular and industry tailwinds are pervasive. Examples are plentiful: 5G, IoT, cloud, autonomous vehicles, over-the-top video, online sports and gaming, fintech, healthtech, blockchain and quantum computing. Nearly every meaningful innovation requires substantial bandwidth and connectivity, which positions Zayo to be a multi-generational asset and brand.

Fiscal 2019 was challenging; however, with the announced Merger, Zayo ended the year with a positive outcome for its stockholders, customers and employees. Also during the year, the company announced the formation of Zayo Networks and, in the June 2019 quarter, completed the structuring of Zayo Networks under Jack Waters, President of Zayo Networks and COO, by combining the Fiber Networks business with the Transport and Layer 2/3 businesses.

Looking ahead, Zayo’s goal remains to bolster its organic growth rate. To achieve its 6 - 8% growth goal in the Network business, Zayo would need to increase its Net New Bookings and Installs by approximately 15%. Management has strong conviction that the addressable market exists to achieve this and more. Zayo has the geographic reach, product portfolio, operational performance and talent to accelerate growth and the entire Zayo team remains committed to achieving this goal.

25	2019 Proxy Statement

Compensation Discussion and Analysis

Compensation Actions and Outcomes

The table below summarizes our significant executive compensation actions and outcomes for Fiscal 2019:

Compensation Element	2019 Actions	2019 Outcomes
Base Salaries — see page 31 for details	• Fixed cash compensation is only a modest part of our executive pay program	• No base salaries increased for NEOs in Fiscal 2019
Incentive Cash Compensation (“ICC”) — see page 32 for details
•    Actual quarterly payouts primarily based
      on Equity Internal Rate of Return
      (“IRR”) performance

•    CEO does not participate

•    Mr. Steinfort’s ICC target of $300,000,
      was eliminated in the second quarter
      as a result of an increase in his RSU
      targets

•    Other NEOs’ ICC targets remain
      unchanged from Fiscal 2018
• ICC Payouts for participating NEOs for the four quarters of Fiscal 2019 were $0 - $20,000, representing 0% - 10% of target
Performance Restricted Stock Units (“RSUs”) — see page 33 for details
Granted Performance RSUs are the primary element of our executive pay program:

•    Performance RSUs in the form of Part A
      RSUs awarded based on our financial
      and operational performance, primarily
      Equity IRR

•    Performance RSUs in the form of Part B
      RSUs with vesting based solely on our
      stock price performance

•    Mr. Steinfort’s RSU targets were
      increased in the second quarter and his
      ICC target was eliminated. Both his Part
      A and Part B targets were increased
      from $1.73M to $2.13M, respectively.

Part A RSUs

•    Part A RSU grants to other NEOs (CEO
      does not participate in Part A RSUs)
      ranged from $1.2 to $3.4 million, 121%
      - 170% of target

Part B RSUs

•    Part B RSU grants to CEO had aggregate
      grant date fair value of $11.2 million

•    Part B RSU grants to other NEOs ranged
      from $0.8 to $1.5 million

•    Aggregate value of Part B RSUs granted
      to CEO in Fiscal 2018 vested at 19% of
      target

•    Aggregate value of Part B RSUs granted
      to other NEOs in Fiscal 2018 vested at
      range of 10% - 30% of target

26	2019 Proxy Statement

Compensation Discussion and Analysis

Compensation Program Changes for Fiscal 2020

For Fiscal 2018, 63% of our stockholders voted in favor of our pay program in our annual “SayOnPay” vote. In preparation for Fiscal 2019, we engaged directly with many of our largest stockholders regarding our pay performance and pay philosophy. In consideration of this review and given stockholder feedback, we made changes to our compensation program for Fiscal 2019 and for Fiscal 2020 that illustrate our commitment to our philosophy of aligning our executives’ pay with stockholder returns and providing reward for market leading performance.

99% of Zayo’s CEO compensation is based on Zayo’s stock price appreciation via our Part B RSU program. This program remains a critical and appropriate compensation tool that ensures executive incentives are tightly aligned with those of investors.

Starting in the third quarter of Fiscal 2019, Mr. Steinfort’s Part B awards have the same performance parameters as our CEO. This is to limit the risk of outsized payouts in the event the stock price rises sharply over a short period and then quickly returns to prior levels.

•	Any earned Part B RSUs in excess of 300% of target will be subject to two additional measurement periods.*

•
In order for any award in excess of 300% of target to be fully earned, our stock price performance must be maintained through the end of the first and second quarters following the end of the original performance period.

•	If ending stock price is not maintained through the first and second quarter following the end of the original performance period, all or a portion of the awards above 300% of target are forfeited.

*Upon the expected closing of the Merger, Part B RSUs will be treated as described in the “Change of Control and Accelerated Vesting” section on page 37 of this Proxy Statement.

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Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy and program are integral to our culture, strategy and record of stockholder value creation. Since our formation in 2007, $1B of equity has been invested into Zayo and, as of June 30, 2019 our equity (inclusive of prior distributions) was worth approximately $8B, representing a greater than 7X multiple of invested equity and a compounded equity IRR of more than 30%. We believe a key factor in our growth and success has been our unique compensation program, both for executives and for our broader employee base.

Zayo seeks to be the employer of choice for highly skilled, entrepreneurial employees. We award performance-based equity compensation as an explicit, quantifiable and heavily-weighted part of the total compensation of nearly all of our employees. Total compensation includes salary, incentive cash compensation and equity compensation. We establish cash compensation at below market levels and provide performance-based equity compensation opportunities typically above market median levels. We believe our pay for performance philosophy attracts motivated, entrepreneurial employees by rewarding them for creating value for our stockholders.

Compensation for our executives is heavily weighted towards performance-based pay. As illustrated below, 99% of our CEO’s target total compensation is comprised of performance-based RSU awards. For our other named executive officers, approximately 93% of their target pay is comprised of performance-based compensation, 3% in the form of ICC and 90% in the form of performance-based RSU awards. Our target compensation opportunities for our executives are typically above market median levels, but target pay is only earned if we deliver outstanding performance, measured as Equity IRR of 20% (see “Elements of Executive Compensation” below for description) and total stockholder return/stock price appreciation of 15%. As illustrated below, significantly more of our executives’ compensation is performance-based, as compared to our peer group.

Note: Zayo pay mix based on employee target compensation as of 6/30/2019. Zayo Comparator Peer pay mix based on public company proxies filed as of 6/30/2019. See comparator peer group on page 30.

Not only is the majority of our NEO compensation performance-based, but also both our ICC and RSU programs require the achievement of market leading performance in order to achieve target payouts. Generally, under our ICC and Part A RSU program, an Equity IRR of 20% is required to earn target payouts. Other financial and non-financial metrics may be considered, as was the case in Fiscal 2019 due to retention concerns and other factors related to the Merger. If our Equity IRR is 6%, the payouts under the ICC and Part A RSUs are only 25% of target. Similarly, in order for the target award to be earned under our Part B RSUs, year-over-year stock price appreciation of 15% must be achieved. In order to achieve any payout, year-over-year stock price appreciation of a minimum 10% is required. An explanation of how Equity IRR is calculated is set forth on page 32.

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Compensation Discussion and Analysis

Note: Zayo payout curves based on ICC, Part A and Part B payout structure as of 6/30/2019

Executive Compensation Governance and Processes

Role of the Executive Officers and Management

Management is responsible for developing the Company’s compensation philosophy and programs in consultation with and under the oversight of the Compensation Committee. Our CEO makes recommendations to the Compensation Committee regarding the total compensation for each executive (excluding himself), including base salary, non-equity incentive compensation and equity participation as well as the financial targets and business unit and corporate objectives, which determine non-equity incentive compensation payouts. The Compensation Committee considers the CEO’s recommendations in consultation with the full Board and makes final decisions for the total amount of compensation and each element of compensation for our executives other than the CEO, and the Compensation Committee makes recommendations to the full Board for its approval regarding the CEO’s compensation.

The CEO and the Compensation Committee use their general knowledge of the compensation practices of other companies with whom we compete for executive talent, including telecommunications and web scale companies, and the information provided by the Compensation Committee’s consultant to form their recommendations and decisions. The day-to-day design and administration of savings, health, welfare and paid time off plans and policies applicable to our employees in general, including our executives, are handled by company management.

Role of the Compensation Committee

The Compensation Committee assists the Board in fulfilling its responsibility relating to oversight and determination of compensation of the Company’s executive officers and directors. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives, approves the grant of equity awards to the CEO and makes recommendations to the Board regarding the CEO’s compensation level based on this evaluation. The Compensation Committee also oversees the evaluation of the other executive officers of the Company, approves the grant of equity awards to such officers and sets their compensation, in each case based upon the recommendation of the CEO. The Compensation Committee oversees the Company’s use of severance, non-competition and non-solicitation arrangements with employees, including the approval of any such arrangements to be made with any executive officer of the Company. The Compensation Committee also reviews, and either approves or endorses for the Board’s approval, the design of and changes to the Company’s compensation or benefit plans, including incentive compensation (bonus) and equity-based plans.

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Compensation Discussion and Analysis

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for executive compensation related decisions. In 2017, the Compensation Committee engaged Willis Towers Watson to assist with the review of our executive pay programs. Willis Towers Watson analyzed our executive compensation structure and plan designs and assessed whether the executive compensation program is competitive and consistent with our overall executive compensation philosophy.

In performing their work, Willis Towers Watson developed comparative market data based on the following comparator group of companies, which was approved by the Compensation Committee. The comparator group is validated annually with Willis Towers Watson:

Public Company Comparator Group(1)
Akamai Technologies, Inc.	Digital Realty Trust, Inc.	SBA Communications Corporation
Box, Inc.	EchoStar Corporation	Symantec Corporation
Cable ONE, Inc.	Equinix, Inc.	United States Cellular Corporation
Cogent Communications Holdings, Inc.	F5 Networks, Inc.	ViaSat, Inc.
CoreSite Realty Corporation	FireEye, Inc.
Crown Castle International Corp.	GTT Communications
CyrusOne Inc.	QTS Realty Trust, Inc.
(1)	The companies that comprised the comparator group for Fiscal 2019 remain unchanged from Fiscal 2018

The Board and Compensation Committee have established the following procedures with regard to Compensation Committee consultants:

•	the Compensation Committee has the sole authority to retain, obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor;
•	the Compensation Committee may select such consultant only after considering the consultant’s independence from the Company and management; and
•	the Compensation Committee evaluates the objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

The Compensation Committee assessed the independence of Willis Towers Watson as required by the Compensation Committee’s charter, referenced above, and concluded that Willis Towers Watson is independent from the Company and management and that Willis Towers Watson’s work has not raised any conflicts of interest.

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Compensation Discussion and Analysis

Elements of Executive Compensation

The primary elements of the total compensation program for our named executive officers are outlined and summarized below.

Link to Program Objectives	Type of Compensation	Description
Base Salary			Fixed level of cash compensation to support attraction and retention of executives	Fixed Cash	Reviewed and established annually. Set below market levels in order to emphasize performance based elements of the pay program
Performance Compensation Incentive Program	Incentive Cash Compensation		Cash incentive opportunity that motivates and rewards executives for the achievement of corporate and unit goals	Performance-Based Cash	Quarterly cash incentive plan. Payouts earned based on the attainment of company financial performance as measured by Equity IRR and other qualitative corporate and unit objectives
Performance Compensation Incentive Program	Performance Restricted Stock Units	Part A	Focuses executives on the achievement of corporate and unit goals Aligns long-term interests of executives with shareholders Creates retention	Performance-Based Restricted Stock Units	Quarterly grants based on the attainment of company financial performance as measured by Equity IRR and other qualitative corporate and unit objectives Earned awards vest one year from the end of the performance period
Performance Compensation Incentive Program	Performance Restricted Stock Units	Part B	Focuses executives on value creation for shareholders Aligns long-term interests of executives with shareholders Creates retention	Performance-based Restricted Stock Units	Quarterly grants with one year performance period Shares earned based on achieving specific total shareholder return goals over the performance period Earned awards vest 15 months from the first day of the performance period

Base Salary

We provide our executives with a base salary to appropriately compensate them for their role and the skills and abilities they bring to our organization. Our base salaries are generally below those of our peer companies. Our CEO’s base salary is based on the minimum dollar amount required to participate in our 401(k) plan. Base salaries may be reviewed and adjusted from time to time based on individual merit, promotions or other changes in job responsibilities. During Fiscal 2019, the base salaries for our named executive officers were unchanged from Fiscal 2018, keeping with our philosophy of deemphasizing fixed cash compensation.

Executive	Title	Annual Salary ($000s)
Dan Caruso	Chief Executive Officer	$18
Matt Steinfort	Chief Financial Officer	$240
Jack Waters	President of Zayo Networks & Chief Operating Officer	$325
Sandi Mays	Chief Customer Experience and Information Officer	$180

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Compensation Discussion and Analysis

Incentive Cash Compensation (“ICC”)

We also have a quarterly cash incentive plan in which most of our full-time, non-sales employees, including our executives (with the exception of the CEO and, effective as of December 5, 2019, the CFO), participate. This plan provides our executives with potential cash payments that act as incentives for current performance, while also encouraging behavior that is consistent with our long term goals.

We make ICC payments to participating executives if quarterly financial performance targets (based on Equity IRR improvement) and certain qualitative business unit and corporate objectives are met. This includes a qualitative self-assessment of each business unit’s historical and projected Equity IRR contribution to the company. The financial targets and business unit and corporate objectives are recommended by the CEO (who does not participate in the plan) and are approved by the Compensation Committee. Our CEO recommends to the Compensation Committee the quarterly payouts under this plan, from 25% to 200% of target payout, based on the achievement of the financial performance targets and his assessment of achievement of business unit and corporate objectives. The actual financial results may be adjusted up or down to normalize for certain nonrecurring or unusual events (e.g., timing impact of a major acquisition) with the approval of the Compensation Committee. In the second quarter of Fiscal 2019, Mr. Steinfort’s ICC target of $300,000 was eliminated and his RSU targets were increased to draw closer compensation alignment with stockholder interests. Effective as of December 5, 2019, all of Mr. Steinfort’s performance-based compensation is RSU-based.

In Fiscal 2019, quarterly ICC incentives were earned based on our Equity IRR performance. Equity IRR is a critical measure of our performance, providing an assessment of our effectiveness in generating returns on the equity capital we invest in our business.

At the beginning of the performance period, we calculate our Equity Value by applying a constant multiple to our EBITDA during the period to establish our Total Enterprise Value. Net debt is subtracted from our Total Enterprise Value to establish our Equity Value. At the end of the period, we calculate our Equity Value using this same multiple and subtract any equity invested in the business during the period. We then compare the period ending Equity Value to the Equity Value at the beginning of the period to determine our Equity IRR.

Illustrative Calculation of Equity IRR

Equity IRR for each quarter is calculated over a four quarter basis. A historical view looks at the prior four quarters, and a forward looking trajectory view focuses on leading indicators that may impact subsequent four quarter Equity IRR. We measure our performance over multiple quarters to reduce the effect of short-term fluctuations in the financial components that are used to calculate our Equity IRR. We believe the use of the Equity IRR calculation provides a good measure for short term and long term compensation, as the consistent growth will lead to continued long term value creation for our employees and stockholders.

In addition to measuring the overall company level Equity IRR, we measure our individual business segments’ overall Equity IRR performance by determining the equity value created at the segment level through the use of an EBITDA multiple consistent with the market multiple for each of our segments.

The specific Equity IRR performance ranges and associated ICC payout ranges for each quarter in Fiscal 2019 were as follows:

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Compensation Discussion and Analysis

Equity IRR Performance Threshold	Non-Equity Incentive Compensation Plan Payout of Target
Less than 6%	25%
Between 6% - 10%	25% - 50%
Between 10% - 20%	50% - 100%
Between 20% - 30%	100% - 150%
Between 30% - 40%	150% - 200%

Actual ICC payouts for participating NEOs were approved by the Committee and the Board following their evaluation of our Equity IRR performance and our performance relative to qualitative business unit and qualitative corporate objectives.

The following table shows the payouts as a percentage of target that were earned by our NEOs for each quarter of Fiscal 2019. The Company-wide ICC payouts, expressed as a percentage of target, driven largely by our Equity IRR calculations, consisted of 35%, 35%, 45% and 45% for the first, second, third and fourth quarters of Fiscal 2019, respectively. All NEOs had payouts lower than the Company payouts for the full Fiscal 2019. Our executives received lower than overall Company payouts when our Equity IRR was below our targets, as we hold executives disproportionately accountable for operational performance below expectations.

	ICC Plan Payout % of Target
Named Executive Officer	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Annual
Dan Caruso	na	na	na	na	na
Matt Steinfort	0%	na	na	na	na
Jack Waters	0%	20%	20%	0%	10%
Sandi Mays	0%	20%	20%	0%	10%
Company Payout	35%	35%	45%	45%	40%

The table below shows the aggregate four quarter ICC targets and actual payouts based on the payout percentages noted above for Fiscal 2019 for our named executive officers.

Name	Plan Target Payout ($000s)	Plan Actual Payout ($000s)
Dan Caruso	$—	$—
Matt Steinfort	$75	$—
Jack Waters	$200	$20
Sandi Mays	$63	$6

Performance Restricted Stock Units

A significant percentage of total compensation for our executives consists of long-term incentive compensation in the form of RSUs. We believe RSUs both reward our named executive officers for delivering meaningful returns to our stockholders and promote stock ownership, creating a clear link between the interest of executives and those of stockholders. In support of our compensation objectives, the target value of equity compensation is generally above market levels, so that, when combined with our below market cash compensation, we create total compensation opportunities above the market median of our industry when we deliver outstanding performance.

The opportunity for our named executive officers to earn RSUs is provided through our Part A and Part B RSU programs. Both the Part A and Part B RSUs are earned based on the achievement of performance goals, with our Part A RSUs being earned based on financial and operational performance and the Part B RSUs being earned

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Compensation Discussion and Analysis

based on our stock price appreciation. In Fiscal 2019, 100% of Mr. Caruso’s RSU target compensation was Part B RSUs. For our other named executive officers, 26% of their RSU target compensation was Part B RSUs, with the balance being Part A RSUs.

Part A RSUs.   Under our Part A RSU program, our executives are eligible to earn quarterly awards of RSUs. Each participant in the Part A program has a target annual award value. 25% of the target annual award value is allocated to each fiscal quarter. Participants are eligible to earn Part A RSUs each quarter up to 300% of their quarterly target award. The actual value of Part A RSUs earned for any fiscal quarter is determined in the sole discretion of the Compensation Committee, taking into account the Company’s Equity IRR for the quarter and other Company, group and individual performance factors. The table below provides the Fiscal 2019 quarterly and full year target award values for each of our named executive officers under our Part A RSUs program.

	Part A Quarterly Target Compensation Summary ($000s)
Name	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year Target
Dan Caruso	na	na	na	na	na
Matt Steinfort	$433	$533	$533	$533	$2,030
Jack Waters	$586	$586	$586	$586	$2,344
Sandi Mays	$245	$245	$245	$245	$979

The number of Part A RSUs granted is calculated at the end of each quarter based on the percentage of target achieved multiplied by the target grant value divided by the average closing price of the Company’s Common Stock over the last ten trading days of the quarter. Part A RSUs vest twelve months after the end of the measurement period, contingent upon continued employment at the time of vesting, and at that time convert into an equal number of shares of Company Common Stock. We believe our practice of making quarterly grants that vest four quarters after the end of the measurement period, versus other plans that make larger annual grants that vest over a longer period of time (e.g., three years), is comparable in terms of the time it takes to vest a full year’s worth of granted equity (as illustrated below) and more effectively aligns determination of payout with actual company performance.

Part A Granting and Vesting Illustration

The table below details the Equity IRR performance ranges used to determine quarterly grants during Fiscal 2019.

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Compensation Discussion and Analysis

Part A Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date
Equity IRR Performance Threshold	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Less than 6%	25%	25%	25%	25%
Between 6% - 10%	25% - 50%	25% - 50%	25% - 50%	25% - 50%
Between 10% - 20%	50% - 100%	50% - 100%	50% - 100%	50% - 100%
Between 20% - 30%	100% - 200%	100% - 200%	100% - 200%	100% - 200%
Between 30% - 40%	200% - 300%	200% - 300%	200% - 300%	200% - 300%

The table below details the Part A RSUs granted to our named executive officers during Fiscal 2019. The Company-wide Part A RSU payouts, driven largely by our Equity IRR calculations, were 55%, 56%, 81% and 75% for the first, second, third and fourth quarters, respectively. In general, the other NEOs received higher RSU payouts than the rest of the company as they had lower ICC payouts. Additionally, RSU Payouts were higher for the NEOs in Fiscal 2019 to reward them for their substantial contributions in relation to the Merger, their strong leadership, and their absorption of the responsibilities of the former COO, Andrew Crouch, who departed in May 2018.

	Part A Payouts for Compensation Earned by Quarter in Fiscal 2019
	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter
Executive	Shrs Granted	% of Target	Shrs Granted	% of Target	Shrs Granted	% of Target	Shrs Granted	% of Target
Dan Caruso	na	na	na	na	na	na	na	na
Matt Steinfort	24,858	200%	20,509	85%	37,667	200%	32,337	200%
Jack Waters	16,839	100%	22,567	85%	41,447	200%	35,583	200%
Sandi Mays	10,550	150%	8,872	80%	15,149	175%	5,945	80%
Company Payout		55%		56%		81%		75%

Note: Reflects RSU grants earned based on target compensation.

Part B RSUs.   Under our Part B RSU program, our named executive officers are awarded grants of Part B RSUs on a quarterly basis. The number of Part B RSUs granted at the beginning of the measurement period is based upon the applicable NEO’s quarterly target value divided by the average closing price of the Company’s Common Stock over the last ten trading days of the quarter preceding the measurement period, increased by 15%, which represents our target stock price appreciation over the associated performance period. We believe our 15% stock price appreciation objective represents a challenging performance objective, which significantly exceeds historical market returns. The number of shares that vest in relation to the Part B RSUs is based on our stock price appreciation over the 12-month measurement period following the grant.

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Compensation Discussion and Analysis

Part B Grant and Earning Illustration

ZAYO Part B Vesting Schedule
Year 1
Year 2
Year 3
Q1
Q2
Q3
Q4
Q5
Q6
Q7
Q8
Q9
Q10
Q11
Q12
Granted
Stock Price Performance Measurement Period
Vesting Period
Vested Shares Tradable
Granted
Stock Price Performance Measurement Period
Vesting Period
Vested Shares Tradable
Granted
Stock Price Performance Measurement Period
Vesting Period
Vested Shares Tradable
Granted
Stock Price Performance Measurement Period
Vesting Period
Vested Shares Tradable

The table below details our named executive officers’ quarterly Part B RSU target awards during Fiscal 2019. The target Part B RSU awards were calculated based on an average closing price of our Common Stock for the last ten trading days of each quarter, increased by 15% for the 1st, 2nd, 3rd and 4th quarters. For the quarters ended June 30, 2018, September 30, 2018, December 31, 2018 and March 31, 2019, the average closing price was $36.41, $34.80, $22.07 and $28.27, respectively.

	Summary of Part B RSU Targets and Grants during Fiscal 2019
	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter
Name	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs
Dan Caruso	$1,964	46,916	$1,964	49,089	$1,964	77,397	$1,964	60,414
Matt Steinfort	$216	5,165	$216	5,404	$266	10,490	$266	8,189
Jack Waters	$98	2,332	$98	2,440	$98	3,848	$98	3,003
Sandi Mays	$122	2,923	$122	3,058	$122	4,822	$122	3,764

Part B RSUs are earned based on our stock price performance over the one-year performance period following the initial award. Our stock price performance is determined using our average closing stock price over the last ten trading days of the quarter immediately prior to the grant and the average closing price over the last ten trading days of the measurement period. The actual number of Part B RSUs earned under each quarterly grant during Fiscal 2019 will be based on the table below. No Part B RSUs will be earned if our stock price increases less than 10% during the associated performance period. The Part B share program is limited to our key executives who are driving the strategy and execution at the corporate level, across all of our business segments. Part Bs as a percentage of the NEOs executives’ compensation target ranges from 25% - 50% of their RSU compensation (100% for Mr. Caruso) to directly align with stockholder returns. For a review of the treatment of Part B RSUs following consummation of the Merger, see the “Change of Control and Accelerated Vesting” section on page 37.

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Compensation Discussion and Analysis

Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date
Stock Price Performance
Less than 10%	0%
Between 10% - 12.5%	0% - 50%
Between 12.5% - 15%	50% - 100%
Between 15% - 20%	100% - 200%
Between 20% - 30%	200% - 400%
Between 30% - 40%	400% - 840%

The value of the shares earned under the Part B RSU program is capped such that in the event that stock price performance exceeds 40%, the number of shares earned by our named executive officers are adjusted downward so that the value of the earned shares does not exceed the value of the shares that would be earned assuming we achieve 40% stock price appreciation.

The table below details the actual number of Part B RSUs granted during Fiscal 2018 and vested based on performance at the end of the measurement period. Our stock price appreciation over the one-year period associated with the four quarterly awards was 16%, 0%, -39% and -18%. The summary below reflects the shares vested based on the payout schedule associated with the stock price appreciation. The Part B program delivers meaningful incentives when we create significant value for our stockholders. When our price appreciation is less than 10%, which is above the long term return of the public markets, our executives earn no payout under the program.

	Part B Payout Summary
	1st Quarter			2nd Quarter			3rd Quarter			4th Quarter			Full Year
Executive	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %
Dan Caruso	70,942	41,180	58%	49,307	0	0%	46,863	0	0%	49,509	0	0%	216,621	41,180	19%
Matt Steinfort	3,326	1,931	58%	5,428	0	0%	5,159	0	0%	5,450	0	0%	19,363	1,931	10%
Jack Waters	10,335	5,999	58%	4,902	0	0%	2,330	0	0%	2,461	0	0%	20,028	5,999	30%
Sandi Mays	6,475	3,759	58%	3,072	0	0%	2,919	0	0%	3,084	0	0%	15,550	3,759	24%

Benefits

We offer our executives the same health and welfare benefits and disability plans that we offer to all of our employees. These benefits are consistent with industry norms and, combined with the other elements of executive compensation, are necessary to be competitive with peers in attracting and retaining talent.

Change of Control and Accelerated Vesting

Under our 2014 Stock Incentive Plan, as amended, if a “change of control” of the Company occurs as defined in such 2014 Stock Incentive Plan, the Compensation Committee must provide for the treatment of any unvested RSU awards pursuant to one or a combination of the following methods: (a) cancellation and cash settlement of all such awards; (b) accelerated vesting of all such awards, based on the greater of performance through a date determined by the Compensation Committee or target performance, if applicable; and (c) assumption or continuation of all such awards by the successor company, provided that the vesting of such awards will be accelerated if the grantee is terminated without cause within 18 months after such change of control.

If the Merger is completed, it will constitute a “change of control” under the 2014 Stock Incentive Plan. Pursuant to the Merger Agreement, and except as otherwise agreed to prior to the effective time of the Merger by Parent and a holder of RSUs, RSU awards will be treated as follows:

•	Each RSU that was granted prior to the date of the Merger Agreement and that is outstanding and unvested immediately prior to the effective time (treating for this purpose any ongoing performance-based vesting condition to which any Part B RSU award is subject as deemed to be earned based on actual performance, where (i) the calculation as to actual performance is measured through immediately prior to the effective time, (ii) the price per share of Company common stock at the end of

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Compensation Discussion and Analysis

such performance period (which determines whether performance has been attained) is $35.00 and (iii) the aggregate value of such RSUs that vest based on such performance, applying the applicable formulae in the award agreement pursuant to which such RSUs were granted, is divided by $35.00) will be canceled and converted into the right to receive a cash amount equal to $35.00 per RSU (the “Company RSU Consideration”), less any applicable withholding taxes, which cash amount will be paid as promptly as practicable following the effective time, but no later than the payment date for the first full payroll cycle following the closing date of the Merger;

•	Each RSU that is granted during the period of time beginning on May 8, 2019 and ending on the closing date of the Merger in accordance with, and as expressly provided by, the Merger Agreement and that is outstanding and unvested immediately prior to the effective time of the Merger, treating for this purpose any ongoing performance-based vesting condition to which any Part B RSU is subject as deemed satisfied based on the greater of the number of RSUs subject to such award based on its targeted value or the number of RSUs deemed to be earned based on actual performance, where (i) the calculation as to actual performance is measured through immediately prior to the effective time of the Merger, (ii) the price per share of Company common stock at the end of such performance period (which determines whether performance has been attained) is $35.00 and (iii) the aggregate value of such Part B RSUs, applying the applicable formulae in the award agreement pursuant to which such Part B RSUs were granted, is divided by $35.00, with the resulting number of RSUs remaining subject to the continued time-based vesting requirements applicable to such award to be canceled and converted into the right to receive a cash amount equal to the Company RSU Consideration with respect to each share of Company common stock issuable under such Company RSU which cash amount will vest and become payable, less any applicable withholding taxes, by the surviving corporation subject to and in accordance with the time-vesting schedule and issuance or delivery schedule applicable to such RSU as in effect immediately prior to the effective time; provided that certain dollar denominated special RSUs will entitle the holder thereof only to the dollar denominated amount (or portion thereof remaining outstanding at the effective time) set forth in the applicable agreement providing for such special RSUs; and
•	Any RSU that is outstanding and vested but unsettled immediately prior to the effective time of the Merger will be canceled and converted into the right to receive a cash amount equal to the Company RSU Consideration, less any applicable withholding taxes, which cash amount will be paid as promptly as practicable following the effective time, but no later than the payment date for the first full payroll cycle following the closing date of the Merger.

As set forth in the confidential disclosure schedules accompanying the Merger Agreement, the Company may grant RSUs on a quarterly basis during the period of time beginning on May 8, 2019 and ending on the closing date of the Merger in accordance with the Company’s established governance practices, which will be subject to an aggregate cap on the targeted value of those RSU grants. A pro-rata portion of that aggregate cap will apply to any grant of RSUs made in respect of the stub fiscal quarter that includes the effective date of the Merger and one hundred percent of the quarterly cap will apply to any grant of RSUs made in respect of each other quarter ending prior to the effective time. The aggregate cap includes individual quarterly targeted amounts for Part B RSUs that may be granted to each of Messrs. Caruso, Steinfort and Waters and Ms. Mays, which totaled up to $3,928,750, $532,500, $195,313 and $244,750, respectively, as of the date of the Merger Agreement.

Additionally, the Merger Agreement provides that each employee, including each named executive officer, who remains employed as of the closing date of the merger will receive (i) all approved but unpaid quarterly cash bonuses and (ii) a quarterly cash bonus under either the applicable Company bonus plan or a comparable cash bonus plan established by Parent or the surviving corporation for the quarter in which the effective time occurs, in each case, to the extent not previously paid and based on actual performance for the completed fiscal quarter immediately preceding the effective time; provided that the employee remains continuously employed through the payment date, which will be the date such bonuses would otherwise be paid to the Company’s employees. However, if any employee’s employment is terminated by the surviving corporation or its subsidiaries without cause or, solely in the case of the Company’s named executive officers and certain other key employees, by the employee for good reason, in either case, during the period beginning on the effective time and ending on the last day of the fiscal quarter in which the effective time occurs, the employee will receive a pro-rata

38	2019 Proxy Statement

Compensation Discussion and Analysis

bonus for such quarter, based on actual performance and prorated based on the number of days in which the employee was employed during that fiscal quarter.

For a further description of the treatment of RSUs and certain payments and benefits that may be received by our named executive officers in connection with the Merger, see our Proxy Statement on Schedule 14A filed with the SEC on June 26, 2019.

Employment Agreements

Dan Caruso is currently a party to an Executive Severance Agreement with the Company, effective November 27, 2017 (the “Severance Agreement”). The Severance Agreement provides that if Mr. Caruso’s employment is terminated by the Company without Cause or by Mr. Caruso for Good Reason (as such terms are defined in the Severance Agreement), (i) all of Mr. Caruso’s unvested equity will continue to vest in accordance with the applicable equity grant agreements in place, (ii) Mr. Caruso and his dependents will continue to receive health care benefits for up to six months following such termination, and (iii) the Company will continue to be responsible for fifty percent of any unused hours remaining on the then currently effective corporate jet services agreements entered into by Bear Equity, LLC. The Severance Agreement also provides that in the event of a Change in Control (as such term is defined in the Severance Agreement), all unvested equity awards will vest pursuant to the terms of the Severance Agreement. In connection with the Merger, Mr. Caruso and the Company entered into a side letter agreement which confirms that all of the outstanding RSUs held by Mr. Caruso immediately prior to the effective time of the Merger will be treated in accordance with the terms of the Merger Agreement, notwithstanding any provision of the Severance Agreement to the contrary.

Matt Steinfort is party to an Amended and Restated Employment Agreement, dated October 23, 2018, which was amended by that certain First Amendment to Amended and Restated Employment Agreement dated December 5, 2018. Mr. Steinfort’s Amended and Restated Employment Agreement eliminated all severance compensation payable to Mr. Steinfort upon termination not for cause, resignation for good reason, or a change of control. The December 2018 amendment to Mr. Steinfort’s employment agreement provided for the elimination of his ICC compensation, and an increase in his RSU target compensation.

We do not maintain any employment agreements with any of our other named executive officers.

Stock Ownership Guidelines

Our Board believes that Company directors and executive officers should have a meaningful ownership stake in the Company to align the financial interests of executives, directors and stockholders, to foster a long term management orientation and to promote sound corporate governance. Therefore, the Board has adopted stock ownership guidelines that apply to our non-employee directors and our executive officers. Under these guidelines, our executive officers are required to own shares of our Common Stock equal in value to multiples of their base salaries as follows: Chief Executive Officer — 8x; Chief Financial Officer — 5x; other executive officers — 3x. Our non-employee directors are required to own shares of our Common Stock equal in value to five times the annual retainer for Board service (assuming each director elected to receive the annual retainer in cash, after taxes and excluding Committee fees or fees for service as Lead Director). Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.

Executive officers and non-employee directors (collectively, “Participants”) must meet their applicable stock ownership targets within five years of becoming subject to the guidelines. Until a Participant achieves the required level of ownership, he or she is required to retain at least 50% of the net shares received as a result of the vesting of equity grants. Net shares are those that remain after shares are netted to pay any applicable tax withholdings. Furthermore, after reaching the applicable stock ownership target, our executive officers are required to retain at least 50% of the net shares received as a result of the vesting of equity grants for a period of one year from the date of vesting. Shares of Common Stock owned outright or underlying time-vesting equity grants are counted for purposes of these guidelines.

Compliance with stock ownership guidelines is monitored by the Nominating & Governance Committee, which is required to make an annual report regarding compliance to the full Board.

All of the Company’s directors and executive officers are in compliance with our stock ownership guidelines as of the date hereof.

39	2019 Proxy Statement

Compensation Discussion and Analysis

Pledging and Hedging of Company Securities

Pursuant to the Company’s insider trading policy adopted by our Board in August 2016, and further revised in May 2018, our directors, officers and all other employees are prohibited from pledging Company stock in order to secure personal loans or other obligations, including holding Company stock in a margin account. Also pursuant to such policy, our directors, officers and all other employees are prohibited from engaging in short sales involving Company securities; “derivative” transactions, including exchange traded put or call options; purchasing financial instruments intended to offset decreases in the market value of Company securities (such as prepaid variable forward contracts, equity swaps, collars and exchange funds); or entering into any other transactions with respect to Company securities with comparable economic consequences in short sales or other derivative or hedging transactions with respect to Company securities, in each case with no exceptions for pre-approved or pre-cleared transaction.

Tax Deductibility Limits on Executive Compensation

With the enactment of the Tax Cuts and Jobs Act in December 2017, for taxable years beginning after December 31, 2017, the deductibility exemption for performance based compensation under Section 162(m) was eliminated. As a result, compensation in excess of $1 million paid to covered executive officers generally is no longer deductible unless the compensation qualifies for certain transition relief under the Tax Cuts and Jobs Act. As a result, we continue to assess how the amendments to Section 162(m) may affect our annual and long-term incentive compensation. Given our commitment to tying the compensation of our executives to the performance of the Company, at this time we do not expect there to be material changes made to the manner in which we award our incentive compensation.

CEO Pay Ratio

In Fiscal 2019, our CEO’s total compensation was $11.2 million versus our median employee compensation of $82,000, both calculated in the same manner as set forth in the Summary Compensation Table included in this proxy statement. This reflects a CEO pay ratio of 137:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.

We selected a new median employee for Fiscal 2019 because the individual who served as the median employee for Fiscal 2018 is no longer employed by us. Our median employee annual pay calculation was determined by reviewing the compensation of all active employees as of June 30, 2019 based on total taxable compensation for the fiscal year 2019, which includes all cash compensation, including incentive cash compensation, and any vested restricted stock units.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Risk Considerations in Compensation Programs

In Fiscal 2019, we conducted an assessment of our compensation policies and practices for our executives and employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on our Company.

40	2019 Proxy Statement

Compensation Discussion and Analysis

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long term compensation of our named executive officers in Fiscal 2019, Fiscal 2018 and Fiscal 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	NonEquity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Dan Caruso Chief Executive Officer	2019	$17,500	$11,228,859	—	$117	$11,246,476
	2018	$17,500	$9,720,252	—	$175	$9,737,927
	2017	$17,500	$15,137,857	—	$328	$15,155,685
Matt Steinfort(4) Chief Financial Officer	2019	$240,000	$4,680,124	—	$1,613	$4,921,737
	2018	$229,773	$2,344,549	$93,750	$5,400	$2,673,472
	2017	—	—	—	—	—
Jack Waters President of Zayo Networks & Chief Operating Officer	2019	$325,000	$4,213,158	$20,000	$3,583	$4,561,741
	2018	$325,000	$3,657,194	$62,500	$5,400	$4,050,094
	2017	$285,606	$2,860,129	$50,000	$4,879	$3,200,615
Sandi Mays(5) Chief Customer Experience and Information Officer	2019	$180,000	$2,337,702	$6,300	$2,621	$2,526,623
	2018	—	—	—	—	—
	2017	—	—	—	—	—
(1)	Stock awards reported include both the grant date value of the Part A RSU awards and Part B RSU awards, in each case calculated in accordance with FASB ASC Topic 718. For the Part B RSU awards, the values reported in the table are based on the target award grant date fair value and valued utilizing a Monte Carlo simulation method. The grant date fair values of the Part B RSU awards, assuming maximum performance, are: Mr. Caruso—$77,479,106, Mr. Steinfort—$10,120,415, Mr. Waters—$5,172,384, and Ms. Mays—$6,482,543.
(2)	Comprises compensation earned in the respective year under our quarterly non-equity incentive plan, which we describe under “Elements of Executive Compensation — Incentive Cash Compensation (ICC).”
(3)	Reflects 401(k) matching contributions.
(4)	Mr. Steinfort became a named executive officer in Fiscal 2018.
(5)	Ms. Mays became a named executive officer in Fiscal 2019.

41	2019 Proxy Statement

Compensation Discussion and Analysis

Grants of Plan Based Awards in Fiscal 2019

The following table provides information about grants of plan based awards to our named executive officers in Fiscal 2019 and non-equity incentive plan award information for Fiscal 2019:

	Grant Date	Estimated possible payouts under non-equity incentive plan awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards(5) ($)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Dan Caruso
Part B	7/5/18	—	—	—	9,712	46,916	323,720	—	$3,021,860
Part B	10/24/18	—	—	—	10,161	49,089	338,714	—	$588,577
Part B	1/2/19	—	—	—	16,021	77,397	534,039	—	$3,902,357
Part B	4/5/19	—	—	—	12,506	60,414	416,857	—	$3,716,065
Matt Steinfort
Part A	9/26/18	—	—	—	—	—	—	23,758	$812,524
Part A	11/28/18	—	—	—	—	—	—	24,858	$659,731
Part A	2/26/19	—	—	—	—	—	—	20,509	$513,956
Part A	5/29/19	—	—	—	—	—	—	37,667	$1,227,191
Part B	7/5/18	—	—	—	1,069	5,165	35,639	—	$332,678
Part B	10/24/18	—	—	—	1,119	5,404	37,288	—	$101,433
Part B	1/2/19	—	—	—	2,171	10,490	72,381	—	$528,906
Part B	4/5/19	—	—	—	1,695	8,189	56,504	—	$503,705
Cash Incentive			$75,000	$150,000
Jack Waters
Part A	9/26/18	—	—	—	—	—	—	32,186	$1,100,761
Part A	11/28/18	—	—	—	—	—	—	16,839	$446,907
Part A	2/26/19	—	—	—	—	—	—	22,567	$565,529
Part A	5/29/19	—	—	—	—	—	—	41,447	$1,350,343
Part B	7/5/18	—	—	—	483	2,332	16,091	—	$150,204
Part B	10/24/18	—	—	—	505	2,440	16,836	—	$45,799
Part B	1/2/19	—	—	—	797	3,848	26,551	—	$296,258
Part B	4/5/19	—	—	—	622	3,003	20,721	—	$257,357
Cash Incentive			$200,000	$400,000
Sandi Mays
Part A	9/26/18	—	—	—	—	—	—	11,764	$402,329
Part A	11/28/18	—	—	—	—	—	—	10,550	$279,997
Part A	2/26/19	—	—	—	—	—	—	8,872	$222,332
Part A	5/29/19	—	—	—	—	—	—	15,149	$493,554
Part B	7/5/18	—	—	—	605	2,923	20,169	—	$188,270
Part B	10/24/18	—	—	—	633	3,058	21,100	—	$57,399
Part B	1/2/19	—	—	—	998	4,822	33,272	—	$371,246
Part B	4/5/19	—	—	—	779	3,764	25,972	—	$322,575
Cash Incentive			$63,000	$126,000
(1)	These figures represent the threshold, target and maximum annual cash payout opportunity for each executive under our non-equity incentive compensation plan during Fiscal 2019 (See “Elements of Executive Compensation — Incentive Cash Compensation (ICC)” for additional information regarding this plan and the actual payouts for Fiscal 2019).
(2)	These figures represent the threshold, target and maximum number of shares eligible to vest under Part B RSU Awards granted in Fiscal 2019 (See “Elements of Executive Compensation — Performance RSUs — Part B RSUs” for additional information regarding the Part B RSU awards).
(3)	The awards shown in this column vest, if at all, based upon (i) Company stock price performance over a performance period of one year with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through fifteen months after the last day of the quarter preceding the grant date of the Part B RSU. Beginning with the 10/24/18 Part B RSU grant for Mr. Caruso and the 1/2/2019 Part B RSU grant for Mr. Steinfort, awards are subject to additional vesting criteria based on the Company’s stock performance subsequent to the end of the measurement period.
(4)	These figures represent Part A RSUs. The awards shown in this column vest based upon continued employment through one year after the first day of the quarter in which the Part A RSU grant is made and at that time will be exchanged for an equal number of shares in the Company’s Common Stock. These Part A RSUs were granted based upon performance for the last quarter of the prior fiscal year. Due to SEC reporting rules, equity grants are reported on the date of grant, regardless of what performance period they are tied to. As such, the Part A RSUs granted in connection with performance for the last quarter of Fiscal 2019 are not reported here, but will be set forth in next year’s proxy statement.
(5)	Stock awards reported include both the grant date value of the Part A RSU awards and Part B RSU awards, in each case calculated in accordance with FASB ASC Topic 718. For the Part B RSU awards, the values reported in the table are based on the target award grant date fair value and valued utilizing a Monte Carlo simulation method. The grant date fair values of the Part B RSU awards, assuming maximum performance, are: Mr. Caruso—$77,479,106, Mr. Steinfort—$10,120,415, Mr. Waters—$5,172,384, and Ms. Mays—$6,482,543.

42	2019 Proxy Statement

Compensation Discussion and Analysis

Outstanding Equity Awards at 2019 Fiscal Year End

The table below lists the number and value of shares of Zayo Common Stock distributed in respect of Zayo RSU awards that have not vested at the end of Fiscal 2019:

	Grant Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Dan Caruso
Part B RSU’s	7/5/18			46,916	$1,544,006
	10/24/18			49,089	$1,615,519
	1/2/19			77,397	$2,547,135
	4/5/19			60,414	$1,988,225
Matt Steinfort
Part A RSU’s	11/28/18	24,858	$818,077
	2/26/19	20,509	$674,951
	5/29/19	37,667	$1,239,621
Part B RSU’s	7/5/18			5,165	$169,980
	10/24/18			5,404	$177,846
	1/2/19			10,490	$345,226
	4/5/19			8,189	$269,500
Jack Waters
Part A RSU’s	11/28/18	16,839	$554,171
	2/26/19	22,567	$742,680
	5/29/19	41,447	$1,364,021
Part B RSU’s	7/5/18			2,332	$76,746
	10/24/18			2,440	$80,300
	1/2/19			3,848	$126,638
	4/5/19			3,003	$98,829
Sandi Mays
Part A RSU’s	11/28/18	10,550	$347,201
	2/26/19	8,872	$291,978
	5/29/19	15,149	$498,554
Part B RSU’s	7/5/18			2,923	$96,196
	10/24/18			3,058	$100,639
	1/2/19			4,822	$158,692
	4/5/19			3,764	$123,873
(1)	Part A RSUs vest based upon continued employment through one year after the first day of the quarter in which the Part A RSU grant is made and at that time will be exchanged for an equal number of shares in the Company’s Common Stock.
(2)	Market value is based on the closing stock price at the end of Fiscal 2019.
(3)	Part B RSUs vest, if at all, based upon (i) Company stock price performance over a performance period of four fiscal quarters with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through fifteen months after the last day of the quarter preceding the grant date of the Part B RSU. Beginning with the 10/24/18 Part B RSU grant for Mr. Caruso and the 1/2/2019 Part B RSU grant for Mr. Steinfort, awards are subject to additional vesting criteria based on the Company’s stock performance subsequent to the end of the measurement period.
(4)	Market value is based on the closing stock price at the end of Fiscal 2019, assuming payout at target in respect of the 7/5/18, 10/24/18, 1/2/19 and 4/5/19 grants.

43	2019 Proxy Statement

Compensation Discussion and Analysis

Option Exercises and Stock Vested in 2019

The table below sets forth the number of shares of Common Stock that vested in Fiscal 2019 in respect of Zayo RSU awards:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dan Caruso
—	—	—
Part B RSUs	—	—
Matt Steinfort
Part A RSUs	62,421	$1,850,097
Part B RSUs	—	—
Jack Waters
Part A RSUs	74,700	$2,243,136
Part B RSUs	—	—
Sandi Mays
Part A RSUs	36,708	$1,070,136
Part B RSUs	—	—
(1)	Value is based on the closing stock price at each vesting date.

Pension Benefits for Fiscal 2019

We do not maintain a defined benefit pension plan for executives, and there were no pension benefits earned by our executives in Fiscal 2019.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not have any non-qualified defined contribution or other non-qualified deferred compensation plans covering our executives.

Potential Payments upon Termination or Change in Control

See “— Change of Control and Accelerated Vesting” and “— Employment Agreements” above for information regarding vesting of RSUs upon a change of control of the Company, resignation for good cause or termination without cause. If the Merger is completed, it will constitute a “change of control” under the 2014 Stock Incentive Plan and the affected employees, including the Named Executive Officers, will be entitled to the RSU vesting acceleration and cash bonus payments described in the “— Change of Control and Accelerated Vesting” section above. For more information regarding the Merger Agreement and the Merger, please see the Company’s Definitive Proxy Statement filed with the SEC on June 26, 2019.

44	2019 Proxy Statement

Compensation Discussion and Analysis

The following table sets forth information about the estimated value of the benefits that each NEO would receive based on the assumption that a change in control, resignation for good cause or termination without cause occurred on the last day of Fiscal Year 2019:

Name	Market Value of Unvested RSUs as of June 30, 2019 that would vest upon a Change in Control ($)(1)	Market Value of Unvested RSUs as of June 30, 2019 that would vest upon resignation for good reason or termination without cause		Cash severance payable upon termination without cause as of June 30, 2019	Other benefits payable upon a Change in Control, resignation for good reason, or termination without cause
Dan Caruso	$7,694,885	$7,694,885	(2)	—	$351,584	(3)
Matt Steinfort	$3,695,201	—		—	—
Jack Waters	$3,043,385	—		—	—
Sandi Mays	$1,617,132	—		—	—
(1)	The amount shown reflects the market value of Unvested RSUs held as of June 30, 2019 that would vest upon a change of control of the Company, based on the closing price of the Company’s Common Stock on June 30, 2019. With respect to a change of control of the Company, the table above assumes that equity has not been assumed or continued by an acquiring or surviving company.
(2)	Amount represents the value of continued vesting of Mr. Caruso’s then-Unvested RSUs in accordance with the applicable equity grant agreements (based on the market value of such Unvested RSUs held as of June 30, 2019), pursuant to Mr. Caruso’s Executive Severance Agreement with the Company.
(3)	The amount shown represents the sum of (a) the cost of continued health care benefits for Mr. Caruso and his dependents for six months following the date of termination, and (b) the Company’s cost associated with fifty percent of Mr. Caruso’s unused corporate jet expense for the Company’s 2019 fiscal year, payable upon Mr. Caruso’s resignation for good reason or termination without cause pursuant to his Executive Severance Agreement with the Company.

See footnote 4 to “— Outstanding Equity Awards at 2019 Fiscal Year End” for information regarding the performance levels used to determine the market value of accelerated Part B RSUs.

Director Compensation

At the end of Fiscal 2019, our Board was comprised of our Chief Executive Officer and eight independent, non-employee directors. Neither our employee director nor the director representative of our former private equity investor received any compensation for their services on either the Board or committees of the Board during Fiscal 2019(1). The following table details the compensation paid to our outside, non-employee directors that served on the Board during Fiscal 2019 and received compensation for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Don Gips	—	$325,500	—	—	$325,500
Nina Richardson(3)	—	$92,545	—	—	$92,545
Rick Connor	—	$336,000	—	—	$336,000
Linda Rottenberg	—	$294,000	—	—	$294,000
Steve Kaplan	$74,250	$222,750	—	—	$297,000
Cathy Morris	—	$354,000	—	—	$354,000
Emily White	—	$276,000	—	—	$276,000
Scott Drake	—	$172,174	—	—	$172,174
Yancey Spruill	—	$386,542	—	—	$386,542
(1)	Phil Canfield resigned from the Board on November 5, 2019.
(2)	Equity grants are in the form of RSUs with valuation based on the average closing price of our Common Stock over the last ten trading days of the quarter ended immediately prior to the grant date and vest at the end of each quarter for which the grant was made.
(3)	Ms. Richardson’s term as a director of the Company ended on November 5, 2018.

45	2019 Proxy Statement

We compensate our non-employee directors as follows:

•	an annual fee valued between $200,000 and $240,000, depending on the mix of cash and equity that such director elects to receive as compensation, paid quarterly;
•	an annual fee of $40,000 for Audit Committee members, with the chair receiving $80,000; $30,000 for Compensation Committee members, with the chair receiving $60,000; and $20,000 for each of Nominating and Governance Committee and Strategy Committee, with the chair of each receiving $40,000; and an annual fee of $25,000 to the Lead Director.
•	the board provided Yancey Spruill, lead independent director, with an additional retainer of $35,000 per month, capped at $200,000, as compensation for his work related to the Merger. For fiscal year 2019, this equated to $175,000.

The amounts set forth above assume that our directors are paid 50% in cash and 50% in equity in the form of RSUs granted quarterly and vesting at the end of the grant quarter. For those directors who elect to receive 75% of their compensation in the form of equity, their total compensation increases by 10%, and for those who elect to receive 100% equity, their total compensation increases by 20%.

We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and Committee meetings as well as director education and other engagement events in accordance with our Director Education and Engagement Policy. We also provide liability insurance for our directors and officers.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2019, no member of our Compensation Committee was an officer or employee, or former officer or employee, of us or any of our subsidiaries. Furthermore, none of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Equity Compensation Plan Information

The following table presents information as of June 30, 2019 with respect to compensation plans under which shares of our Common Stock may be issued.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)(3)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table) (#)(3)
Equity compensation plans approved by security holders	4,313,109	—	7,680,650
Equity compensation plans not approved by security holders	—	—	—
Total	4,313,109	—	7,680,650
(1)	Includes our 2014 Stock Incentive Plan, as amended, (2014 Plan) and assumes maximum performance is achieved on all outstanding RSUs as of June 30, 2019.
(2)	To date, only RSUs have been issued under our 2014 Plan and such RSUs have no exercise price.
(3)	The number of shares available for future issuance under our 2014 Plan is based on a formula. Our 2014 Plan provides that, subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our Common Stock that may be issued pursuant to stock awards under the 2014 Plan will initially be 14,000,000 shares of Common Stock. Commencing with the first business day of each fiscal year following Fiscal 2014 and until the expiration of the 2014 Plan, the number of shares of our Common Stock available for issuance under the 2014 Plan will be increased by a number such that the total amount available for issuance will be equal to six percent of the number of shares of our Common Stock outstanding on the last day of the immediately preceding fiscal year of the Company, calculated on a fully diluted basis. In accordance with the terms of the Merger Agreement and the Plan, the Compensation Committee did not approve an increase to the total number of shares of Common Stock available for issuance for Fiscal 2020.

46	2019 Proxy Statement

Compensation Committee Report

The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Steve Kaplan
Cathy Morris, Chairperson
Linda Rottenberg

47	2019 Proxy Statement

Audit Committee Report

The Audit Committee oversees the Company’s financing reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.

The Committee is governed by a charter. A copy of the charter can be accessed by clicking on “Governance” in the Investors section of our website, www.zayo.com. The charter was last amended effective February 6, 2019. The Committee held four meetings during fiscal year 2019. The Committee is comprised solely of independent directors as defined by the NYSE listing standards and Rule 10A3 of the Securities Exchange Act of 1934.

The meetings of the Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent auditor. For the fiscal year ended June 30, 2019, the Audit Committee discussed with the Company’s internal auditors and independent auditor the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control over financial reporting; and the overall quality of the Company’s financial reporting.

The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor. The Audit Committee is also involved in the selection of independent auditor’s lead audit partner. The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ (global) capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee retained KPMG LLP as the Company’s independent auditor for the fiscal year ended June 30, 2019. KPMG LLP has been the independent auditor for the Company since its appointment as such for the fiscal year ended June 30, 2012. The members of the Audit Committee believe that, due to KPMG LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its stockholders to continue retention of KPMG LLP to serve as the Company’s independent auditor for the fiscal year ending June 30, 2020. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue to recommend that the Board ask the stockholders, at the annual meeting of stockholders, to ratify the appointment of the independent auditors.

The Audit Committee reviewed with management the consolidated financial statements in the Annual Report on Form 10K for the fiscal year ended June 30, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements. Furthermore, the Audit Committee reviewed and discussed with the Company’s management and KPMG LLP the evaluation of the Company’s design and functioning of its internal controls over financial reporting. The Audit Committee reviewed with KPMG LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. In addition, the Committee has discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence. The Audit Committee also considered the compatibility of non-audit services with KPMG LLP’s independence.

48	2019 Proxy Statement

Audit Committee Report

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10K for the year ended June 30, 2019 for filing with the SEC.

The Audit Committee
Rick Connor, Chairperson
Steve Kaplan
Cathy Morris
Yancey Spruill

49	2019 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of September 9, 2019, unless otherwise indicated, by (i) each person known to the Company to be the beneficial owner of more than five percent of our Common Stock at the time of filing this proxy statement, (ii) each director and director nominee, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301.

We have based our calculation of the percentage of beneficial ownership on 236,270,443 shares of our Common Stock outstanding as of September 9, 2019. We have deemed shares of our Common Stock issuable pursuant to RSUs that are subject to vesting conditions expected to occur within 60 days of September 9, 2019, and where the number of shares that are vesting is determinable as of September 9, 2019, to be beneficially owned by the person holding the RSU and for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The information provided in the table is based on our records, information filed with the SEC and information provided to us as of the date of filing this proxy statement, except where otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Our 5% Stockholders
Dodge & Cox(2)	28,388,472	12.01%
The Vanguard Group(3)	17,862,737	7.6%
BlackRock	12,140,295	5.1%
Our Directors and Director Nominees
Dan Caruso(5)	5,073,372	2.1%
Rick Connor	141,696	*
Scott Drake	8,483	*
Don Gips	68,284	*
Steve Kaplan	42,075	*
Cathy Morris	17,389	*
Linda Rottenberg	34,879	*
Yancey Spruill	18,384	*
Emily White	21,240
Our Named Executive Officers		*
Matt Steinfort	84,458	*
Jack Waters	138,267	*
Sandra Mays	69,237	*
All directors and executive officers as a group	5,717,764	2.4%
(*)	Less than one percent.
(1)	Beneficial ownership includes the following shares, which the executive officers and directors could acquire on or within 60 days after September 9, 2019: Mr. Caruso — 46,916; Mr. Connor — 2,551; Mr. Drake — 2,004; Mr. Gips — 2,368; Mr. Kaplan — 1,691; Ms. Mays — 13,473; Ms. Morris — 2,733; Ms. Rottenberg — 2,277; Mr. Spruill — 3,537; Mr. Steinfort — 30,023; Mr. Waters — 19,171; and Ms. White — 2,186.
(2)	According to Amendment No. 4 to Schedule 13G filed on February 14, 2019. Represents beneficial ownership as of December 31, 2018. The reporting person has sole power to vote or direct the vote of 27,248,196 shares and sole power to dispose or direct the disposition of 28,388,472 shares. The business of the reporting person is Dodge & Cox 555 California Street, 40 th Floor, San Francisco, CA 94104.

50	2019 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(3)	According to Amendment No. 1 to Schedule 13G filed on February 11, 2019. Represents beneficial ownership as of December 31, 2018. The reporting person has sole power to vote or direct to vote 159,403 shares, shared power to vote or direct to vote 58,931 shares, sole power to dispose of or to direct the disposition of 17,642,900 shares and shared power to dispose or to direct the disposition of 219,837 shares. The business address of the reporting person is The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355.
(4)	According to Schedule 13D filed on May 17, 2019. Represents beneficial ownership as of May 15, 2019. The reporting person has sole power to vote or direct the vote of 10,905,908 shares and sole power to dispose or direct the disposition of 12,140,295 shares. The business of the reporting person is 55 East 52nd Street, New York, NY 10055.
(5)	Includes 8,066 shares held by Bear Equity, LLC; 4,438 shares held by Bear Investments, LLLP; 4,513,660 shares held by DPC Papa Bear Enterprises, LLC; and 127,886 shares held by the Daniel P. Caruso Development Fund. Mr. Caruso disclaims beneficial ownership of the shares held of record by DPC Papa Bear Enterprises, LLC and the Daniel P. Caruso Development Fund in excess of his pecuniary interest therein.

51	2019 Proxy Statement

Certain Relationships and Related Party Transactions

Our Policy Regarding Related Party Transactions

Our Board has adopted a written policy for approval or ratification of transactions between us and our directors and executive officers, beneficial owners of more than 5% of our Common Stock or the immediate family members of any of the foregoing where the amount involved exceeds or is expected to exceed $120,000 in a single fiscal year, we or any of our subsidiaries is a participant, and the related person has or will have a direct or indirect interest. This policy is administered by our Audit Committee. The policy provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Other than the Executive Aircraft Agreement discussed below, our Board determined there were no reportable related party transactions with any director or officer for Fiscal 2019.

Executive Aircraft Agreement

Dan Caruso, our Chief Executive Officer and Chairman of our Board, is a party to an aircraft charter (or membership) agreement through his affiliate, Bear Equity LLC, for business and personal travel. Under the terms of the charter agreement, all fees for the use of the aircraft are effectively variable in nature. For his business travel on behalf of the Company, Mr. Caruso is reimbursed for his use of the aircraft subject to quarterly and annual maximum reimbursement thresholds approved by our Nominating and Governance Committee. During Fiscal 2019, we reimbursed Mr. Caruso approximately $0.6 million for his business use of the aircraft.

52	2019 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership with the SEC. Reporting Persons are required by the Act regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by us during Fiscal 2019, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that its Reporting Persons were in compliance with all applicable filing requirements, except for the following late filings:

•	the Forms 4 reporting the grant of RSUs to Dan Caruso, Matt Steinfort, Jack Waters, Cathy Morris, Nina Richardson, Don Gips, Linda Rottenberg, Steve Kaplan, Rick Connor and Emily White filed on August 10, 2018.

Stockholder Proposals

If the Merger is not completed, it is anticipated that the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) will take place in early November, 2020. In which case, proposals of stockholders intended to be presented at the 2020 Annual Meeting must be received by the Company by May 26, 2020 to be considered for inclusion in our proxy statement relating to such meeting. Proposals for inclusion in the proxy statement must comply with the Act, including Rule 14a8.

Additionally, in accordance with the Company’s bylaws, a stockholder must notify the Company no earlier than the close of business on July 8, 2020 and no later than the close of business on August 7, 2020 of a proposal for the 2020 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy materials (including director nominations) and must include with the notification the information required by the Company’s bylaws, in order to be eligible for consideration at the 2020 Annual Meeting. In accordance with the Company’s bylaws, any stockholder entitled to vote for directors at an annual meeting of the Company may nominate persons for election as directors. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company’s bylaws.

53	2019 Proxy Statement

No Incorporation by Reference

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this proxy statement.

Other Matters

Management does not intend to present any matters at the Annual Meeting other than those matters previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

General Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the one-page notice regarding the Internet availability of proxy materials may have been sent to multiple stockholders in your household. You may have a separate copy of this document sent to you by contacting the Corporate Secretary, Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301, (303) 381-4683. If you prefer to receive separate copies of the one-page notice regarding the Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.

Stockholders may obtain without charge a copy of our Annual Report on Form 10K for the year ended June 30, 2019, including the financial statements and list of exhibits, by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com. Any exhibits listed in our Annual Report on Form 10K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits.

54	2019 Proxy Statement

zayo®

ZAYO GROUP HOLDINGS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/zayo2019**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E84928-P28382 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZAYO GROUP HOLDINGS, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rick Connor
02) Cathy Morris
03) Emily White

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of KPMG LLP as the independent registered public accounting firm of Zayo Group Holdings, Inc. for its fiscal year ending June 30, 2020;	☐	☐	☐
3. Approve, on an advisory basis, executive compensation as disclosed in the proxy statement.	☐	☐	☐

Note: The proxy holders are authorized to vote, in accordance with their discretion, on all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

E84929-P28382

ZAYO GROUP HOLDINGS, INC.
Annual Meeting of Stockholders
November 5, 2019 7:30 AM Mountain Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matt Steinfort and Michael Mooney, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ZAYO GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM Mountain Time on November 5, 2019, via the Internet at www.virtualshareholdermeeting.com/zayo2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matter is properly presented at the Annual Meeting of Stockholders or any adjournment or postponement thereof, this proxy will be voted in the named proxies' discretion on such matter.

Continued and to be signed on reverse side